UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

MIDDLEFIELD BANC CORP.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 4, 2023

Dear Fellow Shareholders:

The 2023 Annual Meeting of Shareholders of Middlefield Banc Corp. will be held on Wednesday, May 10, 2023 at 1:00 p.m. Eastern Time. We have adopted a virtual format for our Annual Meeting. We will provide a live webcast of the Annual Meeting at www.meetnow.global/MNQMY4G where you will be able to vote electronically and submit questions during the meeting. There will be no physical location for the meeting.

The seven items to be considered at the meeting involve the election of directors, a proposal to amend the Articles of Incorporation to increase the authorized shares of common stock, a proposal to amend the Articles of Incorporation to authorize preferred stock, a non-binding “say-on-pay” vote concerning the company’s executive compensation programs, a non-binding vote on the ratification of the appointment of auditors, and a proposal to adjourn the Annual Meeting, if necessary, all of which will be addressed at the meeting.

Your vote on these matters is important, regardless of the number of shares you own, and all shareholders are encouraged to participate in the live webcast of the Annual Meeting. However, it is important that your shares be represented regardless of whether you plan to participate in the live webcast of the Annual Meeting. In order to ensure that your shares are represented, I urge you to go to www.investorvote.com/MBCN and log in to vote by entering the 15-digit code found on the enclosed proxy card or, if you hold your shares in a brokerage account, by following the voting instructions of your bank or broker. You may also execute and return the enclosed proxy card or submit your proxy by telephone.

If your shares are not registered in your own name, please follow the voting instructions from your bank, broker, or other shareholder of record to vote your shares.

I particularly encourage your support of Proposals 3 and 4 and the recommendation of our Board of Directors to amend the Articles of Incorporation to increase authorized shares of common stock from 10 million to 25 million shares and to authorize preferred shares. A further description of Proposals 3 and 4 can be found on pages 25 through 27 of the accompanying proxy statement.

Sincerely,

William J. Skidmore

Chairman of the Board

15985 East High Street, P.O. Box 35 • Middlefield, Ohio 44062 • 440/632-1666 • 888/801-1666 • 440/632-1700 (FAX) • www.middlefieldbank.bank

MIDDLEFIELD BANC CORP.

15985 East High Street

P.O. Box 35

Middlefield, Ohio 44062

(440) 632-1666

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of Middlefield Banc Corp. will be held on May 10, 2023 at 1:00 p.m., Eastern Time. We have adopted a virtual format for our Annual Meeting to provide a consistent experience to all shareholders regardless of location. We will provide a live webcast of the Annual Meeting at www.meetnow.global/MNQMY4G, where you will be able to vote electronically and submit questions during the meeting. There is no physical location for the Annual Meeting.

A proxy and a proxy statement for the 2023 Annual Meeting of Shareholders are enclosed. The purpose of the Annual Meeting is to consider and act upon –

(1)	election of four directors to serve until the 2026 annual meeting of shareholders or until their successors are elected and qualified,

(2)	election of one director to serve until the 2024 annual meeting of shareholders or until her successor is elected and qualified,

(3)	approval to amend Middlefield Banc Corp.’s Second Amended and Restated Articles of Incorporation (the “Articles”) to increase the authorized number of common shares from 10,000,000 to 25,000,000,

(4)	approval to amend the Articles to provide for 1,000,000 authorized shares of preferred stock,

(5)	a non-binding advisory proposal to approve the compensation of Middlefield Banc Corp.’s named executive officers,

(6)	ratification of the appointment of S.R. Snodgrass, P.C. as independent auditor for the fiscal year ending December 31, 2023,

(7)	a proposal to adjourn the Annual Meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes at the time of the Annual Meeting to approve Proposal 3, and

(8)	such other matters as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors is not aware of any other business to be presented at the Annual Meeting. Any action may be taken on the foregoing proposals at the 2023 Annual Meeting on the date specified or on any date or dates to which the Annual Meeting is adjourned or postponed. The record date for determining shareholders of record entitled to vote at the meeting is March 16, 2023.

Your vote is important. We urge you to vote promptly by using the internet, by telephone, or by signing, dating, and returning the enclosed proxy card in the postage-paid return envelope provided, regardless of whether you expect to participate in the live webcast of the Annual Meeting. If you vote by internet, or by telephone, you do not need to return the proxy card. Internet and telephone voting information is provided on the proxy card.

Shareholders whose shares are held in the name of a broker, bank or other holder of record must vote in the manner directed by such holder. Check your proxy card or the information forwarded by your broker, bank or other holder of record to see which options are available to you.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 10, 2023. This Proxy Statement, the Chairman’s letter, and the Annual Report on Form 10-K are available at www.edocumentview.com/MBCN.

By Order of the Board of Directors,

William J. Skidmore
Chairman of the Board

Middlefield, Ohio

April 4, 2023

THANK YOU FOR ACTING PROMPTLY

MIDDLEFIELD BANC CORP.

15985 East High Street

P.O. Box 35

Middlefield, Ohio 44062

(440) 632-1666

PROXY STATEMENT

Middlefield Banc Corp., an Ohio corporation, is furnishing this proxy statement to you on behalf of the board of directors to solicit your proxy for use at the 2023 Annual Meeting of Shareholders and during any adjournment or postponement thereof. The Annual Meeting will be held on Wednesday, May 10, 2023, at 1:00 p.m. Eastern Time. We have adopted a virtual format for our Annual Meeting. We will provide a live webcast of the Annual Meeting at www.meetnow.global/MNQMY4G where you will be able to vote electronically and submit questions during the meeting.    The accompanying Notice of Meeting and this Proxy Statement are first being mailed to shareholders on or about April 4, 2023.

References in this proxy statement to “Middlefield,” “we,” “us,” “Company,” and “our” mean Middlefield Banc Corp. alone or Middlefield Banc Corp. and its subsidiaries, depending on the context. The subsidiaries of Middlefield Banc Corp. are The Middlefield Banking Company and EMORECO, Inc.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Purpose of the Meeting. At the Annual Meeting we will ask Middlefield shareholders (1) to elect four directors to serve until the 2026 annual meeting of shareholders or until their successors are elected and qualified, (2) to elect one director to serve until the 2024 annual meeting of shareholders or until her successor is elected and qualified, (3) to approve the amendment to Middlefield’s Articles to increase the authorized number of common shares from 10,000,000 to 25,000,000, (4) to approve the amendment to Middlefield’s Articles to provide for 1,000,000 authorized shares of preferred stock, (5) to act on a non-binding, advisory proposal to approve the named executive officer compensation disclosed in this proxy statement in accordance with rules of the Securities and Exchange Commission (the “SEC”), (6) to ratify the appointment of S.R. Snodgrass, P.C. as Middlefield’s independent auditor, and (7) to adjourn the Annual Meeting, if necessary, to allow solicitation of additional proxies in the event there are not sufficient votes at the time of the Annual Meeting to adopt Proposal 3 to amend Middlefield’s Articles. The non-binding proposal for approval of executive compensation is commonly known as a “say-on-pay” proposal.

How to Attend the Virtual Annual Meeting. The Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by webcast. No physical meeting will be held.

You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.meetnow.global/MNQMY4G . You also will be able to vote your shares online at the virtual Annual Meeting.

To participate in the Annual Meeting, you will need to review the information included on your proxy card or on the instructions that accompanied your proxy materials. If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

The virtual Annual Meeting will begin promptly at 1:00 p.m., Eastern Time, on May 10, 2023. We encourage you to access the meeting prior to the start time leaving ample time for check-in. Please follow the registration instructions as outlined in this proxy statement.

The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Please note that Internet Explorer is no longer supported. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. A link on the meeting page will provide further assistance should you need it.

You may submit questions during the Annual Meeting. If you wish to submit a question, you may do so by logging into the virtual meeting platform at www.meetnow.global/MNQMY4G , entering the 15-digit control number found on your proxy card, typing your question into the “Question” field, and clicking “Send”. Additional information regarding the ability of shareholders to ask questions during the Annual Meeting will be set forth in the meeting’s Rules of Conduct, which will be made available within the virtual Annual Meeting platform.

How to Register to Attend the Virtual Annual Meeting. If you are a registered shareholder (i.e., you hold shares as reflected by the records of our transfer agent), you do not need to register to attend the virtual Annual Meeting. Please follow the instructions on the proxy card that you received.

If you hold your shares through an intermediary, such as a bank, broker or other shareholder of record, you must register in advance to attend the virtual Annual Meeting. To register to attend the Annual Meeting online by webcast, you must submit proof of your proxy power (legal proxy) reflecting your Middlefield holdings along with your name and email address to our transfer agent, Computershare.

Requests for registration should be directed to Computershare by forwarding the email you received from your bank, broker or other shareholder of record, or an image of your legal proxy, to legalproxy@computershare.com. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 5, 2023. You will receive a confirmation of your registration by email after your registration materials have been received.

Voting Procedures. If you were a shareholder of record at the close of business on March 16, 2023, you are entitled to vote at the Annual Meeting. As of March 16, 2023, there were 8,088,793 shares of Middlefield common stock outstanding.

The enclosed proxy is for use if you are unable to participate in the live webcast of the Annual Meeting or if you wish to have your shares voted by proxy even if you participate in the live webcast of the Annual Meeting. We will provide a live webcast of the Annual Meeting at www.meetnow.global/MNQMY4G where you will be able to vote electronically. Please vote your shares by (1) the internet, (2) telephone or (3) completing, signing, dating, and returning the enclosed proxy as soon as possible in the postage-paid envelope provided. If you hold your shares in the name of a bank, broker or shareholder of record, the availability of internet and telephonic voting will depend on the voting processes of the bank, broker or other shareholder of record.

Proxies solicited hereby may only be used at the Annual Meeting and any adjournment thereof, and will not be used for any other meeting. Proxies solicited by the board will be voted in accordance with the directions given. If no instructions are given, proxies will be voted in favor of the proposals set forth in this proxy statement.

If your shares are registered directly in your name with our transfer agent, you are a “shareholder of record” or registered holder. If your shares are held through a bank, broker or other shareholder of record, you are considered the “beneficial owner” of those shares. If your shares are held by a bank, broker or other shareholder of record, that entity or person will provide separate voting instructions. If you as beneficial owner provide specific voting instructions to your bank, broker or other shareholder of record by mail, telephone, or internet, your bank, broker or other shareholder of record will vote your shares as you have directed.

Revocation of Proxies. Shareholders who execute proxies retain the right to revoke them at any time before completion of the Annual Meeting, but revocation will not affect a vote previously taken. If your common stock is held in street name, you must follow the instructions of your bank, broker or other shareholder of record to revoke your proxy instructions. If you are a holder of record and wish to revoke your proxy instructions, you may revoke a proxy by:

•

participating in the live webcast of the Annual Meeting at www.meetnow.global/MNQMY4G where you will be able to vote electronically (Simply attending the virtual Annual Meeting without voting will not revoke an earlier proxy),

•	giving a subsequent proxy relating to the same shares,

•	casting a later internet or telephone vote relating to the same shares, or

•	filing with the Secretary at or before the Annual Meeting a written revocation notice bearing a later date than the proxy.

A written notice revoking a proxy should be delivered to Ms. Julie E. Shaw, Secretary, Middlefield Banc Corp., 15985 East High Street, P.O. Box 35, Middlefield, Ohio 44062. Unless revoked, the shares represented by proxies will be voted at the Annual Meeting.

Expense of Soliciting Proxies. Middlefield will bear the cost of soliciting proxies. We will reimburse brokerage firms, banks, and other shareholders of record for reasonable expenses incurred by them in sending proxy material to the beneficial owners of common stock. In addition to solicitation by mail, directors, officers, and employees of Middlefield and its subsidiaries may solicit proxies personally or by telephone, but they will receive no additional compensation for doing so.

Middlefield has also engaged Georgeson LLC, a proxy soliciting firm, to assist in the solicitation of proxies for a fee of $13,500 and reimbursement of reasonable out-of-pocket expenses. Middlefield will pay the standard charges and expenses of brokerage houses, voting trustees, banks, associations, and other custodians, nominees, and fiduciaries who are record holders of Middlefield common stock not beneficially owned by them for forwarding this proxy statement and other proxy solicitation materials to and obtaining proxies from the beneficial owners of Middlefield common stock.

Quorum and Vote Required. A quorum will exist at Middlefield’s Annual Meeting if a majority of the outstanding common stock is represented in person or by proxy. A quorum must be present in person or by proxy at the meeting before any action other than adjournment can be taken. A properly executed proxy card marked “ABSTAIN” will be counted for purposes of determining whether a quorum is present.

Shareholders are entitled to one vote for each share held. Shareholders are not entitled to cumulate their votes in the election or removal of directors or otherwise. Our Regulations provide in Article III, section 2 that directors are elected by a plurality vote of votes cast, meaning the nominees receiving the greatest numbers of votes will be elected. Our Regulations provide in Article I, section 7 that a majority of votes cast is sufficient to constitute the act of shareholders, except as otherwise expressly required by law, the Articles or the Regulations. We will consider the adoption and approval of the amendment to Middlefield’s Articles increasing the authorized number of common shares from 10,000,000 to 25,000,000 to be approved if the proposal receives the affirmative vote of a majority of the outstanding shares. We will consider the adoption and approval of the amendment to Middlefield’s Articles authorizing 1,000,000 preferred shares to be approved if the proposal receives the affirmative vote of a majority of the outstanding shares. We will consider the non-binding proposal to approve the compensation of Middlefield’s named executive officers (“say-on-pay”) to be approved if the proposal receives the affirmative vote of a majority of the votes cast on the proposal. We will consider the proposal to ratify the appointment of S.R. Snodgrass, P.C. as independent auditor to be approved if the proposal receives the affirmative vote of a majority of the votes cast on the proposal. Under Middlefield’s Regulations, approval of adjournment requires the affirmative vote of the holders of a majority of the votes represented at the Annual Meeting.

Abstentions and Broker Non-Votes. Abstention may be specified on all proposals except the election of directors. Abstentions and broker non-votes will be counted for purposes of establishing that a quorum is present at the meeting. A broker non-vote arises when shares held by a broker nominee for a beneficial owner are not voted because the broker nominee does not receive voting instructions from the broker’s customer for non-routine proposals and lacks discretionary authority to vote the shares without instructions.

Brokers normally have authority to vote on routine matters, such as the ratification of independent registered public accounting firms, but not on non-routine matters such as the election of directors. Pursuant to applicable stock exchange rules, the proposal to amend Middlefield’s Articles to increase the authorized number of common shares from 10,000,000 to 25,000,000 (Proposal 3), the proposal to ratify the appointment of S.R. Snodgrass, P.C. as independent auditor (Proposal 6), and the proposal to adjourn the Annual Meeting (Proposal 7) are the only routine matters to be voted upon at the Annual Meeting.

The election of directors, the amendment of Middlefield’s Articles to authorize 1,000,000 shares of preferred stock, and the advisory vote on executive compensation are not considered routine matters, and therefore broker non-votes may exist in connection with these proposals. We urge you to provide instructions to your broker or nominee so that your vote may be counted on these important matters. Brokers are not allowed to vote uninstructed shares in regard to the election of directors, the amendment of Middlefield’s Articles to authorize 1,000,000 shares of preferred stock, and the advisory approval of Middlefield’s executive compensation. You should direct the vote of your shares by following the instructions provided on the voting instructions card you receive from your broker and return the voting instructions card to your broker in a timely manner to ensure that your shares are voted on your behalf.

Because Proposals 3 and 4 to amend Middlefield’s Articles require approval by the affirmative vote of a majority of outstanding shares, abstentions and the failure of a Middlefield shareholder to vote by proxy, internet or telephone at the Annual Meeting will have the effect of a vote against Proposals 3 and 4. A broker non-vote with respect to Proposal 4 will have the same effect as a vote against Proposal 4. Abstentions, broker non-votes and failure to vote by proxy, internet or telephone will have no effect on the proposal to elect directors or the advisory vote on executive compensation. Abstentions and failure to vote by proxy, internet or telephone will have no effect on ratification of Middlefield’s independent auditor. Abstentions will be counted as present for purposes of the proposal to adjourn the Annual Meeting and will have the same effect as a vote against the proposal to adjourn the meeting.

Board Recommendations. The board of directors recommends that you vote FOR election of the director nominees identified in this proxy statement, FOR adoption and approval of an amendment to Middlefield’s Articles to increase the authorized number of common shares from 10,000,000 to 25,000,000, FOR adoption and approval of an amendment to Middlefield’s Articles to authorize 1,000,000 shares of preferred stock, FOR the say-on-pay proposal, FOR ratification of the appointment of S.R. Snodgrass, P.C. as auditor for the fiscal year ending December 31, 2023, and FOR the approval of the adjournment the Annual Meeting, if necessary, to allow solicitation of additional proxies in the event there are not sufficient votes at the time of the Annual Meeting to adopt Proposal 3 to amend Middlefield’s Articles.

CORPORATE GOVERNANCE

Director Independence. A majority of Middlefield’s directors are independent, as the term independence is defined in Rule 5605(a)(2) of the NASDAQ Stock Market listing rules and as defined by Rule 10A-3(b)(1)(ii) of the SEC. The board has determined that all of the current directors other than Mr. Heslop and Mr. Zimmerly are independent directors, including all directors serving on the Corporate Governance and Nominating Committee, the Audit Committee, and the Compensation Committee. In determining independence, the board of directors considers loan and deposit relationships with each director or with persons related to or affiliated with the director. The rules of Nasdaq do not disqualify a director from being deemed independent based on loan and deposit relationships.

Leadership Structure of the Board. The office of Chairman of the Board and the position of Chief Executive Officer have traditionally been separate at Middlefield. Middlefield believes that separation of these two offices is consistent with the board’s responsibility for oversight of management and of Middlefield’s affairs generally. The time, effort, and energy that the Chief Executive Officer must devote to that position, as well as the commitment required to serve as Chairman of the Board, make it impractical for one person to serve in both roles. The board believes that an independent director serving as Middlefield’s Chairman of the Board is the appropriate leadership structure at this time, demonstrating Middlefield’s commitment to good corporate governance.

Risk Oversight. The board is actively involved in oversight of the risks that could affect Middlefield. The board’s oversight is conducted primarily through committees, but the full board retains responsibility for general oversight of risks. Board committees exercising oversight of risks include (1) an Audit Committee that oversees financial reporting and legal and compliance risks, (2) a Compensation Committee that is responsible for risks relating to Middlefield’s employment policies and compensation and benefits systems, (3) a Corporate Governance and Nominating Committee that oversees risks relating to management and board succession planning, Middlefield’s ethics and business practices, and the Company’s environmental, social, and governance practices (“ESG”) and (4) other bank committees, such as the loan and asset/liability management committees, that are responsible for exercising oversight of the risks associated with the business of banking. The board satisfies its risk oversight responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within Middlefield and The Middlefield Banking Company.

The board recognizes that management succession planning is an ongoing part of its responsibilities. The full board is responsible for overseeing CEO succession planning and assesses both expected and emergency CEO succession at least annually. The board regularly works with its committees and members of management to evaluate potential successors to the CEO. The board discusses potential successors with the CEO and together with the CEO reviews any development plans recommended for such individuals. A similar process is also followed with regard to the other executive officers.

Code of Ethics. Our Code of Ethics requires that directors, executive officers, and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in Middlefield’s best interests. Directors, executive officers, and employees must report any conduct they believe in good faith to be an actual or apparent violation of the Code of Ethics. Middlefield’s Code of Ethics includes a Code of Ethics for Financial Professionals, which applies to the principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The goal of the Code of Ethics for Financial Professionals is to promote integrity in the preparation and reporting of financial information and to assure full, fair, accurate, timely, and understandable disclosure in SEC reports and other public communications. The Code of Ethics is available at www.middlefieldbank.bank.

Anti-Hedging Policy. Middlefield’s Insider Trading Policy prohibits hedging transactions involving Middlefield’s securities by directors, executive officers and employees of Middlefield or The Middlefield Banking Company. The anti-hedging policy: (i) requires that Middlefield securities purchased by a director, officer or employee in the open market must be held for a minimum of six months and preferably longer; (ii) prohibits direct and indirect short selling of Middlefield securities by directors, officers or employees; (iii) prohibits transactions by directors, officers or employees in puts, calls or other derivative transactions involving Middlefield’s securities, other than the exercise of options issued by Middlefield to its employees or directors; and (iv) prohibits other forms of hedging or monetarization transactions by directors, officers or employees, such as zero-cost dollars and forward sales transactions, involving Middlefield’s securities.

Margin Accounts and Pledged Securities. Directors, officers and other employees are prohibited from holding Middlefield securities in a margin account or otherwise pledging Middlefield shares as collateral for a loan or other financial obligation.

Shareholder Communications. A shareholder who wishes to communicate with the board or with individual directors concerning Middlefield’s financial statements, accounting practices, or internal controls should write to the chairman of the Audit Committee in care of Ms. Julie E. Shaw, Secretary, at Middlefield Banc Corp., 15985 East High Street, P.O. Box 35, Middlefield, Ohio 44062. If the shareholder’s concern relates to Middlefield’s governance practices, business ethics, or corporate conduct, the concern should be submitted in writing to the chairman of the Corporate Governance and Nominating Committee in care of Ms. Julie E. Shaw, Secretary, at the preceding address. Other concerns may be submitted to any of the independent directors at that address.

Board Meetings and Committees. Middlefield’s board held eighteen meetings in 2022. Each individual who served in 2022 as a director of Middlefield attended at least 75% of the sum of the total number of board meetings and the total number of meetings held by all committees on which he or she served during the tenure of his or her service. The board encourages directors to attend the annual meeting of shareholders. With the exception of Messrs. Cohn, Watkins and Zimmerly who were appointed to the board on December 1, 2022 when Liberty Bancshares, Inc. merged into Middlefield, all of the incumbent directors and director nominees attended the 2022 annual shareholder meeting. Directors serving on the Audit Committee, the Corporate Governance and Nominating Committee, the Compensation Committee, and the Executive Committee are –

Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee	Executive Committee

Kevin A. DiGeronimo	Thomas W. Bevan [1]	Thomas W. Bevan	James R. Heslop, II

Kenneth E. Jones[1]	Spencer T. Cohn [2]	James J. McCaskey	Darryl E. Mast

Darryl E. Mast	Kenneth E. Jones	William J. Skidmore	James J. McCaskey

Carolyn J. Turk	Carolyn J. Turk	Carolyn J. Turk[1]	William J. Skidmore [1]

Mark R. Watkins [2]	Michael C. Voinovich	Michael C. Voinovich	Michael C. Voinovich

Ronald L. Zimmerly, Jr. [2]

1 Committee Chairman.

2 Joined as of December 1, 2022

Audit Committee. The Audit Committee appoints Middlefield’s independent public auditor, reviews and approves the audit plan and fee estimate of the independent public auditor, appraises the effectiveness of the internal and external audit efforts, evaluates the adequacy and effectiveness of accounting policies and financial and accounting management, supervises the internal auditor, and reviews and approves the annual financial statements. On an annual basis, the Audit Committee evaluates the qualifications, performance, tenure and independence of S.R. Snodgrass, P.C. and determines, after also considering the impact of a change in Middlefield’ s independent registered public accounting firm, whether to re-engage S.R. Snodgrass, P.C. S.R. Snodgrass, P.C., together with its predecessors, has served as Middlefield ’s independent registered public accounting firm since 1986. S.R. Snodgrass, P.C. rotates its lead audit engagement partner every five years and the Audit Committee takes a lead role in the process of evaluating and selecting the new lead audit engagement partner. The Audit Committee believes there are benefits to having an independent registered public accounting firm with an extensive history with Middlefield, including higher quality audit work and accounting advice due to S.R. Snodgrass, P.C.’s institutional knowledge of Middlefield’ s business and operations, accounting policies and financial systems, and internal control framework, as well as operational efficiencies. S.R. Snodgrass, P.C.is subject to independence controls that mitigate the risks that may be associated with long auditor tenure.

The Audit Committee has the authority to engage separate legal counsel and other advisors, as necessary, to execute its duties. The Audit Committee met nine times in 2022. A copy of the Audit Committee charter is available at www.middlefieldbank.bank. A copy of the charter is also available in print to shareholders upon request, addressed to Ms. Julie E. Shaw, Secretary, at Middlefield Banc Corp., 15985 East High Street, P.O. Box 35, Middlefield, Ohio 44062.

Middlefield believes that the directors serving on the Audit Committee do not have a relationship with Middlefield or its subsidiaries that would interfere with the exercise of independent judgment as directors. The board believes that all members of the Audit Committee satisfy the current independence requirements of the NASDAQ Stock Market and applicable rules and regulations of the SEC, and that Director Jones and Director Turk are audit committee financial experts, as that term is defined in SEC rules.

Audit Committee Report. The Audit Committee reviewed and discussed the audited financial statements for the year ended December 31, 2022 and discussed the audited financial statements with management. The Audit Committee has also discussed with S.R. Snodgrass, P.C., Middlefield’s independent auditor, the matters required to be discussed by PCAOB Auditing Standard No. 1301 (Communication with Audit Committees). The Audit Committee received the written disclosures and the letter from S.R. Snodgrass, P.C. required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence), and discussed with S.R. Snodgrass, P.C. its independence. Based on this, the Audit Committee recommended to the board that the audited financial statements be included in Middlefield’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC.

Submitted by the Audit Committee:

Kevin A. DiGeronimo, Kenneth E. Jones, Darryl E. Mast, Carolyn J. Turk, and Mark R. Watkins.

Compensation Committee. The Compensation Committee establishes the base salary of each executive officer other than the Chief Executive Officer and makes recommendations for the Chief Executive Officer’s compensation to the full board. The Middlefield Banking Company’s Compensation Committee establishes the executives’ award levels under the Annual Incentive Plan and administers the executive deferred compensation agreements entered into by The Middlefield Banking Company. Middlefield’s Compensation Committee is responsible for administration of other executive benefits and plans including the 2017 Omnibus Equity Plan. The Compensation Committee’s performance review of the Chief Executive Officer takes into account reports submitted by each director. Performance reviews of other executives are the primary responsibility of the Chief Executive Officer. The Compensation Committee met five times in 2022. A copy of the Compensation Committee charter is available at www.middlefieldbank.bank. A copy of the charter is also available in print to shareholders upon request, addressed to Ms. Julie E. Shaw, Secretary, at Middlefield Banc Corp., 15985 East High Street, P.O. Box 35, Middlefield, Ohio 44062.

The Compensation Committee has sought input on both board and executive compensation issues from compensation consultants. The committee sometimes engages consultants to conduct periodic comprehensive total compensation studies or to advise about compensation practices generally. The Compensation Committee retains the right to hire, fire, and obtain advice and assistance from legal counsel or other experts or consultants, consistent with its charter. In 2022, the Compensation Committee reviewed director compensation with advice from Newcleus Compensation Advisors. In 2022, Newcleus Compensation Advisors reviewed Middlefield’s management compensation practices and provided surveys of management compensation practices for a peer group of financial institutions.

Total compensation for the named executive officers is comprised of base salaries, annual cash incentive awards, retirement plan contributions, equity awards and other benefits and perquisites. To determine compensation levels for the named executive officers, as well as other officers, the Compensation Committee reviews compensation survey data from independent sources to ensure that the total compensation program is competitive. In making determinations on the mix and amount of executive compensation, the Compensation Committee reviews all components of executive compensation for each executive. The Compensation Committee has no mandatory policy for the allocation among base salary, short-term performance-based cash bonuses, long-term incentives, and retirement benefits. The Compensation Committee considers Middlefield’s performance, industry comparative data, experience, tenure, and responsibilities in recommending compensation for each position. Executive and officer compensation is weighted toward Middlefield’s performance and achievement of annual and long-term objectives. In general, Middlefield attempts to target total compensation for named executive officers at market competitive levels of peer financial companies.

The Compensation Committee and the compensation consultant evaluate Middlefield pay practices for the named executive officers with comparison to similarly situated banking organizations. Based on Newcleus Compensation Advisors’ survey delivered to Middlefield, the peer group most recently reviewed by the Compensation Committee included the following similarly situated banking organizations.

Regional Peer Group

BankFinancial Corporation

CNB Financial Corporation

Citizens Financial Services, Inc.

CSB Bancorp, Inc.

Emclaire Financial Corp.

Farmers National Banc Corp.

Farmers & Merchants Bancorp, Inc.

First Capital, Inc.

First Financial Corporation

First Savings Financial Group, Inc.

HBT Financial, Inc.

LCNB Corp.

Ohio Valley Banc Corp.

Old Second Bancorp, Inc.

Penns Woods Bancorp, Inc.

Richmond Mutual Bancorporation, Inc.

SB Financial Group, Inc.

United Bancshares, Inc.

Located in Illinois, Indiana, Ohio, and Pennsylvania, the peer group was comprised of 18 banking organizations reporting assets between $1 billion and $4.1 billion as of June 30, 2021. The executive compensation information for the peer banks was reported in 2021 proxy statements. The peer financial institutions were publicly traded holding companies that ranged in size from approximately 76% of Middlefield’s asset size to approximately 360% of Middlefield’s asset size.

Newcleus Compensation Advisors also provided the Compensation Committee with a survey to assist the Compensation Committee in evaluating the compensation of Middlefield’s directors. The peer group of financial institutions in the director survey was substantially similar to the peer group in the survey for executive officers. The director compensation for the peer banks came from disclosure in 2021 proxy statements.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee recommends to the board the slate of director nominees to be proposed by the board for election by the shareholders, any director nominees to be elected by the board to fill interim director vacancies, and the directors to be selected for membership on and chairmanship of the committees of the board. In addition, the committee considers general corporate governance matters on behalf of the board and annually reviews with the board the requisite skills and criteria for new members. The committee also reviews the composition and function of the board as a whole and is responsible for assisting the board in overseeing Middlefield’s practices and reporting with respect to ESG matters. The committee met six times in 2022.

To identify nominees, the committee relies on personal contacts as well as its knowledge of members of the local communities. The committee maintains a commitment to diversity (including age, gender, race, ethnicity, and experience) with respect to the identification of potential candidates for board membership. When seeking potential candidates for directorship, the committee will include highly qualified candidates who reflect diverse backgrounds (including diversity of gender, race and ethnicity) in the initial pool from which nominees are chosen. In its deliberations, the committee takes into account all facets of a potential nominee’s background, including the following –

•	personal qualities and characteristics,
•	accomplishments and reputation in the business community,
•	financial, regulatory, and business experience,
•	current knowledge and contacts in the communities in which Middlefield does business,
•	ability and willingness to commit adequate time to board and committee matters,
•	fit of the individual’s skills with those of other directors and potential directors in building a board that is effective and responsive to Middlefield’s needs,
•	independence, and
•	any other factors the board deems relevant, including diversity of viewpoints, background, experience, and other demographics.

The committee also considers and reviews the director’s board and committee attendance and performance, length of board service, experience, skills, the contributions that the director brings to the board, and independence. The committee’s goal is to identify individuals who will enhance and add valuable perspective to the board’s deliberations and who will assist Middlefield in its efforts to capitalize on business opportunities in a challenging and highly competitive market.

A copy of the Corporate Governance and Nominating Committee charter is available at www.middlefieldbank.bank, along with a copy of our Corporate Governance Guidelines. The charter and guidelines are also available in print to shareholders upon request, addressed to Ms. Julie E. Shaw, Secretary, at Middlefield Banc Corp., 15985 East High Street, P.O. Box 35, Middlefield, Ohio 44062.

The committee will consider director nominees recommended by shareholders. A shareholder may submit a nomination for director by following the procedures specified in Article III, section 4, of Middlefield’s Regulations. These procedures require that the shareholder deliver to Middlefield’s Secretary a written notice stating the following:

(a)

the name and address, as they appear on Middlefield’s books, of the shareholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made, as well as the name and address of each person(s) nominated by the shareholder;

(b)

a representation that the shareholder giving the notice is a holder of record of stock of Middlefield entitled to vote at the annual meeting and that the shareholder intends to appear in person or by proxy at the annual meeting to nominate the person(s) specified in the notice;

(c)

the class and number of shares of stock of Middlefield owned beneficially and of record by the shareholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination is made;

(d)

a description of all arrangements or understandings between or among any of (A) the shareholder giving the notice, (B) the beneficial owner on whose behalf the notice is given, (C) each nominee, and (D) any other person(s) (naming such person(s)) pursuant to which the nomination or nominations are to be made by the shareholder giving the notice; and

(e)	such other information regarding each nominee proposed by the shareholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC.

The written consent of the nominee to serve as a director must also be provided by the shareholder making the nomination. The information must be provided to the Secretary at least 60 days before the date corresponding to the date on which Middlefield’s proxy materials were mailed to shareholders for the previous year’s annual meeting, and no more than 120 days before that date. A shareholder nomination should be submitted to the Secretary at Middlefield’s headquarters located at 15985 East High Street, Middlefield, Ohio 44062. A nomination made by a shareholder who does not comply with these procedures will be disregarded.

Middlefield’s Corporate Governance Guidelines provide that upon attaining age 75 a director may complete his or her term but may not stand for election to an additional term.

Executive Committee. The Executive Committee is empowered to act in place of the full board, with certain exceptions, between meetings of the full board. The Executive Committee performs general control and supervision functions subject to the discretion of the full board of directors. The Executive Committee meets as needed and met fourteen times in 2022.

A copy of the Executive Committee charter is available at www.middlefieldbank.bank. A copy of the charter is also available in print to shareholders upon request, addressed to Ms. Julie E. Shaw, Secretary, at Middlefield Banc Corp., 15985 East High Street, P.O. Box 35, Middlefield, Ohio 44062.

DIRECTOR COMPENSATION

The following table shows the compensation paid to nonemployee directors of the Company for their service in 2022, including their service on our board, on the board of The Middlefield Banking Company, and on the board committees of Middlefield and The Middlefield Banking Company. The compensation of Messrs. Caldwell, Heslop and Zimmerly as directors is included in the Summary Compensation Table.

Name	($) Fees Earned or Paid in Cash	($) Stock Awards	($) Option Awards	($) Non-Equity Incentive Plan Compensation	($) Nonqualified Deferred Compensation Earnings	($) All Other Compensation	($) Total

Thomas W. Bevan	35,250	15,574	0	n/a	n/a	0	50,824

Spencer T. Cohn**	0	0	0	n/a	n/a	0	0

Kevin A. DiGeronimo	29,250	15,574	0	n/a	n/a	0	44,824

Kenneth E. Jones	36,000	15,574	0	n/a	n/a	3,000	54,574

Darryl E. Mast	44,250	15,574	0	n/a	n/a	0	59,824

James J. McCaskey	40,750	15,574	0	n/a	n/a	0	56,324

William J. Skidmore	55,000	15,574	0	n/a	n/a	0	70,574

Carolyn J. Turk	39,500	15,574	0	n/a	n/a	0	55,074

Michael C. Voinovich	43,250	15,574	0	n/a	n/a	0	58,824

Mark R. Watkins**	0	0	0	n/a	n/a	0	0

* On January 3, 2022, each non-employee director serving The Middlefield Banking Company received a stock grant of 314 shares at $24.80 per share.

On July 1, 2022, non-employee directors of The Middlefield Banking Company received a stock grant of 309 shares at $25.20 per share.

** Messrs. Cohn and Watkins were appointed to the board on December 1, 2022.

Director Fees. In 2022, Middlefield directors received compensation of $750 for each board and committee meeting attended. Middlefield’s Chairman of the Board received additional annual compensation of $15,000. The Chairmen of Middlefield’s Audit Committee and Compensation Committee each receive additional annual compensation of $3,000 and the Chairmen of Middlefield’s Corporate Governance and Nominating Committee and Executive Committee each receive additional annual compensation of $2,000. Excluding directors who were appointed to the boards of Middlefield and The Middlefield Banking Company on December 1, 2022, The Middlefield Banking Company directors received compensation of approximately $1,800 per month in 2022, consisting of a monthly cash retainer of $500, and two grants of Middlefield stock with an approximate annual value of $15,600, with one half of the annual $15,600 amount payable on the first business day of January and the balance payable on the first business day of July. The Middlefield Banking Company directors also received $500 in committee fees for each meeting attended. The Chairmen of The Middlefield Banking Company’s Asset Liability Committee and Risk/Compliance Committee each received additional annual compensation of $2,000. The 2022 compensation of Director Jones included $3,000 for service on our Central Ohio Regional Advisory Board.

Director Indemnification. At the 2001 annual meeting, shareholders approved the form and use of indemnification agreements for directors. The indemnification agreements allow directors to select the most favorable indemnification rights provided under (1) Middlefield’s Articles or Regulations in effect on the date of the indemnification agreement or on the date expenses are incurred, (2) state law in effect on the date of the indemnification agreement or on the date expenses are incurred, (3) any liability insurance policy in effect when a claim is made against the director or on the date expenses are incurred, and (4) any other indemnification arrangement otherwise available. The agreements cover all fees, expenses, judgments, fines, penalties, and settlement amounts paid in any matter relating to the director’s role as a Middlefield director, officer, employee, agent, or when serving as Middlefield’s representative with respect to another entity. Each indemnification agreement provides for the prompt advancement of all expenses incurred in connection with any proceeding subject to the director’s obligation to repay those advances if it is determined later that the director is not entitled to indemnification.

VOTING SECURITIES AND PRINCIPAL HOLDERS

The following table shows information as of March 16, 2023, concerning the persons or entities, including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), who or which was known to us to be the beneficial owner of more than 5% of Middlefield’s issued and outstanding common stock on the record date.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Stock
Common Stock	Castle Creek Capital Partners VI, LP 11682 El Camino Road, Suite 320 San Diego, CA 92130	560,500(2)	6.93%

(1)

Pursuant to rules promulgated by the SEC under the Exchange Act, a person or entity is considered to beneficially own shares of common stock if the person or entity has or shares (i) voting power, meaning the power to vote or to direct the voting of the shares or (ii) investment power, meaning the power to dispose of or to direct the disposition of the shares.

(2)

A Schedule 13D filed with the SEC on December 9, 2022, indicates that Castle Creek Capital Partners VI, LP (“Fund VI”) had shared voting power over 560,500 shares and sole dispositive power over 560,500 shares of the Company’s common stock with Castle Creek Capital VI LLC. Castle Creek Capital VI LLC disclaims beneficial ownership of the Middlefield common stock owned by Fund VI except to the extent of its pecuniary interest therein.

The following table shows the beneficial ownership of Middlefield common stock on March 16, 2023 on the part of each director, each director nominee, named executive officers, and all directors, nominees, and executive officers as a group. For purposes of the table, a person is considered to own beneficially any shares over which he or she exercises sole or shared voting or investment power or of which he or she has the right to acquire beneficial ownership within 60 days. Unless noted otherwise, voting power and investment power are exercised solely by the person named or they are shared with members of his or her household. The percentage figures are based on 8,088,793 shares outstanding, plus the number of shares each individual has the right to acquire within 60 days. The address of each of the persons listed is c/o Middlefield Banc Corp., 15985 East High Street, P.O. Box 35, Middlefield, Ohio 44062.

Directors, Director Nominees, and Named Executive Officers	Shares Beneficially Owned*	Shares Acquirable Within 60 Days by Option Exercise	Percent of Stock

Thomas W. Bevan, director	51,550(1)		(12)

Spencer T. Cohn, director	0 (2)		(12)

Kevin A. DiGeronimo, director	1,583		(12)

James R. Heslop, II, director (Chief Executive Officer)	35,603(3)		(12)

Kenneth E. Jones, director	18,341(4)		(12)

Darryl E. Mast, director	38,570(5)		(12)

James J. McCaskey, director	10,736(6)		(12)

Jennifer L. Moeller, director nominee	1,998		(12)

William J. Skidmore, director	21,593(7)		(12)

Donald L. Stacy, CFO, SVP and Treasurer	16,380(8)		(12)

Carolyn J. Turk, director	31,022		(12)

Michael C. Voinovich, director	34,367(9)		(12)

Mark R. Watkins, director	10,710(10)		(12)

Ronald L. Zimmerly, Jr., director (President)	33,329(11)		(12)

other executive officers (4 people)	10,833		(12)

all directors, nominees, and executive officers as a group (18 people)	316,614		3.91%

(1)	Includes 26,530 shares held jointly with spouse.
(2)

The reporting person is a director of affiliate Fund VI. The reporting person disclaims beneficial ownership of shares of the issuer’s common stock owned by Fund VI, except to the extent of his pecuniary interest in Fund VI.

(3)	Includes 2,836 shares held in an IRA
(4)	Includes 2,154 shares held by Mr. Jones’ spouse.
(5)	Includes 32,726 shares held by The Huntington Investment Company in an IRA account for Mr. Mast. Huntington Investment Company also holds 1,222 shares in an individual account for Mr. Mast.
(6)	Includes 4,851 shares held jointly with spouse and 1,372 held by spouse in spouse’s retirement account.
(7)	Includes 1,674 shares held jointly with spouse.
(8)	Includes 45 shares held as joint tenant with a son and 4,036 shares held in an IRA.
(9)

Includes 10,855 shares held in three IRAs. 8,965 shares through his employer’s deferred compensation plan which holds Middlefield stock pursuant to Mr. Voinovich’s direction, and 11,909 shares held by Echo Health, Inc., Mr. Voinovich’s employer, over which Mr. Voinovich holds voting power

(10)	Includes 7,139 shares held jointly with spouse.
(11)	Includes 1,376 shares held in an IRA
(12)	Does not exceed 1%.

Stock Ownership Guidelines. Middlefield’s Corporate Governance Guidelines include stock ownership guidelines for directors. Since August 10, 2020, the guidelines provide that within four years after election a director should own Middlefield common stock equal in value to at least four times the director’s yearly base compensation for service as a director of The Middlefield Banking Company. Yearly base compensation refers to the sum of the monthly cash retainer payments that directors of The Middlefield Banking Company receive for director service to the bank and the equity grants a director of The Middlefield Banking Company receives for the year. As of December 31, 2022, all of the directors who have served for at least four years meet the stock ownership guidelines.

As part of the Company’s Corporate Governance Guidelines, we have adopted stock ownership guidelines for our executive officers which require that individuals who currently hold the positions of Chief Executive Officer, President, Chief Operating Officer, and Chief Financial Officer must own shares of Middlefield’s common stock equal in value to one times the base annual salary for the position. Individuals currently holding one of those positions will have until December 31, 2025, to meet the stock ownership requirement. Anyone named to any of those positions after January 1, 2023, will have three full years from the date of taking office to meet the requirement. Once an individual has met the stock ownership requirement, the number of shares required to be owned will not change because of fluctuations in the share price of Middlefield stock.

Delinquent Section 16(a) Reports. Section 16(a) of the Exchange Act requires that directors and executive officers file with the SEC initial reports of ownership and reports of changes in ownership. Based solely on review of the copies of such reports furnished to Middlefield and written representations to Middlefield, all section 16(a) filing requirements applicable to Middlefield’s executive officers and directors were complied with during the fiscal year ended December 31, 2022, except that Executive Vice President–Chief Credit Officer Alfred F. Thompson, Jr., filed late two Form 4s relating to stock awards and President Ronald L. Zimmerly, Jr. filed late the Form 3 relating to his initial filing as a section 16 officer of Middlefield. Mr. Zimmerly also failed to file a timely Form 4 to report a restricted stock award of 11,364 shares issued on December 1, 2022 when Middlefield completed the merger with Liberty Bancshares, Inc.

SUMMARY COMPENSATION TABLE

The majority of the compensation of executive officers is paid by The Middlefield Banking Company, but compensation shown in the table is aggregate compensation paid by Middlefield and The Middlefield Banking Company.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (2)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (3)	Total ($)
Thomas G. Caldwell President and CEO until March 31, 2022	2022 2021	106,848 396,864	0 0	0 0 (4)	0 0	0 133,794	0 0	21,153 110,418	128,001 641,076

James R. Heslop, II President and CEO from April 1, 2022 CEO only since December 1, 2022 EVP and COO from January 1, 2022 until March 31, 2022	2022 2021	308,523 262,912	75,000 (5) 0	75,000 (5)(6) 0 (4)	0 0	111,068 57,414	0 0	96,899 77,670	666,490 397,996

Ronald L. Zimmerly, Jr. President from December 1, 2022	2022	32,301	0	325,000 (7)	0	0	0	1,387	358,688

Donald L. Stacy CFO, SVP and Treasurer	2022 2021	237,247 222,102	50,000 (5) 0	50,000 (5)(6) 0 (4)	0 0	57,600 48,502	0 0	47,947 40,037	442,794 310,641

(1)        Includes salary deferred at the election of the executive under The Middlefield Banking Company’s 401(k) retirement plan.

(2)        The 2022 cash incentive payments under The Middlefield Banking Company’s Annual Incentive Plan were made on March 10, 2023, based on financial performance and the executives’ performance in 2022, and the 2021 cash incentive payments were made February 23, 2022, based on financial performance and the executives’ performance in 2021. Messrs. Heslop and Stacy’s 2022 awards under the Annual Incentive Plan were based upon The Middlefield Banking Company achieving 100% or more of targeted performance goals for net income, efficiency ratio, ROA, credit quality and regulatory status.

(3)        The figures in the All Other Compensation column are the sum of matching contributions under The Middlefield Banking Company’s 401(k) plan, contributions and interest earnings credited by The Middlefield Banking Company for each executive under the executive deferred compensation agreements, and directors’ fees paid to Messrs. Caldwell, Heslop and Zimmerly. In 2022, the bank made contributions of $9,616 to the 401(k) plan account of Mr. Caldwell, $12,188 to the 401(k) plan account of Mr. Heslop, $11,536 to the 401(k) plan account of Mr. Stacy and $887 to the 401(k) plan account of Mr. Zimmerly. The 2022 contributions and interest earnings for the executive deferred compensation agreements were contributions of $45,500 and interest earnings of $3,899 for Mr. Heslop, and contributions of $33,600 and interest earnings of $2,811 for Mr. Stacy. Mr. Caldwell’s director fees were $11,537 in 2022 and $30,573 in 2021. Mr. Heslop’s director fees were $35,074 in 2022 and $30,573 in 2021. Mr. Zimmerly’s director fees were $500 in 2022.

(4)         Messrs. Caldwell, Heslop, and Stacy received conditional stock awards on February 23, 2021. The number of shares awarded was 5,291 shares to Mr. Caldwell, 2,921 shares to Mr. Heslop, and 2,467 shares to Mr. Stacy. The award amount is a percentage of the award recipient’s salary, divided by the share price at the close of market on December 31, 2020. The closing price of the shares on December 31, 2020 was $22.50. The percentage of salary for purposes of calculating the award to Mr. Caldwell is 30% and for Messrs. Heslop and Stacy is 25%. To become vested in and entitled to the stock award, each executive is required to maintain continuous service with Middlefield until the third anniversary of the award. Mr. Caldwell forfeited his restricted stock award upon his resignation as President and Chief Executive Officer of Middlefield on March 31, 2022. The performance condition will be satisfied if the average annual return on Middlefield stock for the years 2021, 2022, and 2023 is at least 10.00%. For this purpose, annual return is the sum of annual dividends and the excess of the closing stock price on the final trading day of the year over the closing price on the final trading day of the preceding year, divided by the closing stock price on the final trading day of the preceding year. The three-year average of the annual returns for 2021, 2022, and 2023 will determine whether the 10.00% goal is satisfied. If the 10.00% goal is not satisfied but the average annual return is positive, the recipient will become the owner of and entitled to a portion of the conditional stock award, forfeiting the remainder. The portion that will be issued to the recipient is the percentage of the total award equal to the percentage achievement of the 10.00% goal. If the average annual return is negative, the entire award is forfeited, unless the Compensation Committee waives the performance condition. If average annual return exceeds 10.00%, the nominal amount of the conditional stock award will increase, up to a maximum of 125% of the nominal award, increasing based on the percentage excess of actual average return over the 10.00% goal. Accordingly, the maximum potential conditional stock award total is 3,651 shares for Mr. Heslop and 3,083 shares for Mr. Stacy. The terms of the conditional stock awards are set forth in the Form 8-K Current Report filed by Middlefield with the SEC on February 25, 2021.

(5)        In connection with the closing of the merger with Liberty Bancshares, Inc., Middlefield’s board of directors approved payment of a discretionary incentive bonus of approximately $150,000 and $100,000 to CEO James R. Heslop, II, and SVP, CFO and Treasurer Donald L. Stacy, respectively. One half of each award was payable in cash and the balance was payable in immediately vested shares on an after-tax basis. The stock portion of each bonus payable in shares was based upon the closing price of Middlefield common stock on December 1, 2022. The discretionary incentive bonus rewarded Messrs. Heslop and Stacy for their efforts in completing the merger.

(6)        Messrs. Heslop and Stacy received conditional stock awards on February 23, 2022. The number of shares awarded was 3,931 shares to Mr. Heslop and 2,419 shares to Mr. Stacy. The award amount is a percentage of the award recipient’s salary, divided by the share price at the close of market on December 31, 2021. The closing price of the shares on December 31, 2021 was $24.80. The percentage of salary for purposes of calculating the award to Mr. Heslop is 30% and to Mr. Stacy is 25%. To become vested in and entitled to the stock award, each executive is required to maintain continuous service with Middlefield until the third anniversary of the award. The performance condition will be satisfied if the average annual shareholder return on Middlefield stock for the years 2022, 2023, and 2024 is at least 10.00%. For this purpose, annual return is the sum of annual dividends and the excess of the closing stock price on the final trading day of the year over the closing price on the final trading day of the preceding year, divided by the closing stock price on the final trading day of the preceding year. The three-year average of the annual returns for 2022, 2023, and 2024 will determine whether the 10.00% goal is satisfied. If the 10.00% goal is not satisfied but the average annual return is positive, the recipient will become the owner of and entitled to a portion of the conditional stock award, forfeiting the remainder. The portion that will be issued to the recipient is the percentage of the total award equal to the percentage achievement of the 10.00% goal. If the average annual return is negative, the entire award is forfeited, unless the Compensation Committee waives the performance condition. If average annual return exceeds 10.00%, the nominal amount of the conditional stock award will increase, up to a maximum of 125% of the nominal award, increasing based on the percentage excess of actual average return over the 10.00% goal. Accordingly, the maximum potential conditional stock award total is 4,913 shares for Mr. Heslop and 3,023 shares for Mr. Stacy. The terms of the conditional stock awards are set forth in the Form 8-K Current Report filed by Middlefield with the SEC on February 25, 2022.

(7)        In connection with Middlefield’s merger with Liberty Bancshares, Inc., Mr. Zimmerly received a restricted stock award with a value of $325,000. The closing price of Middlefield stock on December 1, 2022 was $28.60 per share, resulting in a grant of 11,364 shares to Mr. Zimmerly. Mr. Zimmerly’s restricted stock grant will vest ratably over a three-year period, provided that Mr. Zimmerly remains continuously employed by Middlefield. Vesting of the restricted stock grant will accelerate in the event of good reason resignation, involuntary termination without cause, or Mr. Zimmerly’s resignation because the Company’s board of directors does not appoint Mr. Zimmerly to the positions of Chief Executive Officer of the Company and The Middlefield Banking Company by January 1, 2024.

Perquisites and other personal benefits provided to each of the named executive officers in 2022 and 2021 had a value of less than $10,000. The value of insurance on the lives of the named executive officers is not included in the Summary Compensation Table because the executives have no interest in the policies. However, the executives are entitled to designate the beneficiary of death benefits payable by The Middlefield Banking Company under executive survivor income agreements. See the “Executive Survivor Income Agreements” section.

Annual Incentive Plan. In 2003, The Middlefield Banking Company established the Annual Incentive Plan, a short-term cash incentive plan that rewards employees with additional cash compensation if specific objectives are achieved. An employee’s potential cash incentive payment under the Annual Incentive Plan depends upon two factors: (x) the employee’s position, which establishes a maximum cash incentive award as a percent of base salary, and (y) the degree to which the performance targets, such as targeted net income, and individual performance targets, are achieved. Annual incentive payments under the plan for a particular year generally are based on objective financial performance criteria established by The Middlefield Banking Company board, with the Compensation Committee’s recommendation.

The bank-wide performance objectives that had to be achieved in 2022 in order for Messrs. Heslop and Stacy to receive a cash incentive payment under the Annual Incentive Plan included a pre-tax, pre-provision earnings goal, an efficiency ratio goal, a goal for the Company’s return on assets (ROA), a goal for non-accrual loans and accruing loans 90 or more days past due, and a goal having to do with the regulatory and supervisory status of Middlefield and The Middlefield Banking Company. In future years, other financial performance measures could be taken into account, such as return on average equity (ROAE), return on average assets (ROAA), deposit growth, and net interest margin. The bank’s Compensation Committee also considers individual performance goals.

The Annual Incentive Plan was amended and restated effective March 12, 2019. A copy of the plan is included as exhibit 10.22 to the Form 8-K Current Report that we filed with the SEC on March 12, 2019, which is available for viewing or download at www.sec.gov. All employees are eligible for awards under the Annual Incentive Plan. Employees who are not members of the senior management team received cash incentive payments for 2022 operating results consistent with the plan. The bank-wide performance objectives that had to be achieved in 2022 to receive a cash incentive payment under the plan included a net income goal, an efficiency ratio goal, a goal for loan growth, and a goal for deposit growth. The bank’s Compensation Committee also considers individual performance goals. The Chief Executive Officer and the President are eligible for a cash bonus in an amount ranging from a minimum of 12% of his salary if actual performance is 90% of targeted performance goals established by the bank’s Compensation Committee, 24% of salary if actual performance is 100% of targeted performance goals, and a maximum of 36% of salary if actual performance is 110% or more of targeted performance goals. The annual award under the plan for the Chief Executive Officer, the President, and the Chief Financial Officer is exclusively determined by the bank’s performance. Under the Annual Incentive Plan, Mr. Stacy as Chief Financial Officer is eligible for cash bonuses in an amount ranging from a minimum of 12% of salary if actual performance is 90% of targeted performance goals, 18% of salary if actual performance is 100% of targeted performance goals, and a maximum of 24% of salary if actual performance is 110% or more of targeted performance goals. The annual award for Mr. Stacy under the plan is exclusively determined by the bank’s performance.

The Annual Incentive Plan has certain forfeiture and recoupment, or “clawback,” provisions that allow the board to rescind awards under the plan that have not yet been paid, and recover awards that have been paid, upon the occurrence of certain events. The Compensation Committee may rescind and not pay an incentive award to a participant in the Annual Incentive Plan if the Compensation Committee finds that the participant failed significantly to satisfy expectations, engaged in fraudulent or unethical conduct in the course of the participant’s employment or committed an intentional violation of bank policy. The Annual Incentive Plan also provides that a participant in the plan agrees to repay to The Middlefield Banking Company any award that is entirely or partially attributable to a financial reporting error. If an award is entirely attributable to a financial reporting error, the participant must promptly repay to The Middlefield Banking Company the entire amount of the award and if an award is partially attributable to a financial reporting error the participant must promptly repay to The Middlefield Banking Company the portion of the award that the Compensation Committee determines is attributable to the financial reporting error.

2017 Omnibus Equity Plan. The 2017 Omnibus Equity Plan approved by shareholders on May 10, 2017 authorizes the issuance of 448,000 shares of Middlefield common stock. Middlefield’s Compensation Committee administers the Omnibus Equity Plan. Shares of common stock issued under the Omnibus Equity Plan may be treasury shares, authorized and unissued shares not reserved for any other purpose, or a combination of treasury shares and authorized but unissued shares. Awards to employees may take the form of incentive stock options, or ISOs, that qualify for favored tax treatment under Internal Revenue Code section 422, stock options that do not qualify under section 422, referred to as NQSOs, stock appreciation rights, or SARs, restricted stock, restricted stock units, performance shares, which become fully vested if conditions imposed in the award agreement are satisfied, and other stock-based awards. In contrast to the kinds of awards that may be made to employees, non-employee directors are eligible for awards of NQSOs, restricted stock, restricted stock units and other stock-based awards. The terms of each award are stated in award agreements. Of the shares authorized for issuance under the Omnibus Equity Plan, up to one half, or 224,000 shares, may be reserved for issuance under incentive stock options. The aggregate number of shares underlying awards granted to an individual participant in a single year may not exceed 44,800.

Unless the participant’s award agreement provides otherwise, when a participant employee’s employment terminates or when a non-employee director participant’s service terminates, the portion of any award held by the participant that is not exercisable is forfeited and the portion of any restricted stock award or performance share award that is unvested and held in escrow is forfeited. All NQSOs, SARs, ISOs and other stock-based awards held by the participant that are exercisable are forfeited if not exercised before the earlier of the expiration date specified in the award agreement or 90 days after termination occurs. However, all of a participant’s outstanding awards are forfeited if the participant’s employment or director service terminates for cause or if in Middlefield’s judgment a basis for termination for cause exists, regardless of whether the awards are exercisable and regardless of whether the participant’s employment or director service actually terminates. However, shares of restricted stock or performance shares that have been released from escrow and distributed to the participant are not affected by a termination for cause.

If a change in control of Middlefield occurs, the Compensation Committee has broad authority and sole discretion to take actions it deems appropriate to preserve the value of participants’ awards. In general, a change in control means one or more of the following events occur –

•

a change in the composition of Middlefield’s board of directors, after which the incumbent members of the board on the effective date of the 2017 Omnibus Equity Plan – including their successors whose election or nomination was approved by a vote of at least two-thirds of those incumbent directors and their successors – no longer represent a majority of the board,

•

a person (other than persons such as subsidiaries or benefit plans) becomes a beneficial owner of Middlefield securities representing 25% or more of the combined voting power of all securities eligible to vote for the election of directors, excepting business combinations after which Middlefield’s shareholders own more than 50% of the resulting company and except for stock issuances approved by incumbent directors and their successors;

•

a merger, consolidation, share exchange, or similar form of business combination transaction requiring approval of Middlefield’s shareholders, excepting business combinations after which Middlefield’s shareholders own more than 50% of the resulting company; or

•	Middlefield’s shareholders approve a plan of complete liquidation or dissolution or sale of all or substantially all of Middlefield’s assets.

To align equity compensation practices with shareholder interests, in 2015 we implemented a change in our equity compensation practices, awarding restricted stock with vesting that is typically dependent not only on continued service over time but also on achieving an established average annual return on Middlefield stock.

Executive officers who receive restricted stock awards under the 2017 Omnibus Equity Plan agree to certain restrictive covenants that will apply during the 12-month period immediately after the executive officer’s termination of employment with Middlefield or any related entity, regardless of the reason for termination or separation. During the 12-month post-employment period, the executive officer recipient of a stock award agrees not to engage in the following activities in selected Ohio geographies within 25 miles of any banking office of Middlefield or any related entity: (i) solicit any customer of Middlefield or a related entity to accept or purchase banking products or services (as defined in the stock award agreement), (ii) influence or attempt to influence any customer, or other business partner of Middlefield or a related entity to alter that person’s business relationship with Middlefield or the related entity, and (iii) provide banking products or services to any customer on behalf of anyone other than Middlefield or a related entity.

An executive officer recipient of a stock award also agrees during the 12-month post-employment period to refrain from soliciting, encouraging or inducing in any way any employee, any business partner of Middlefield or a related entity to terminate an employment or contractual relationship with Middlefield or the related entity; or from hiring any person employed by Middlefield or a related entity during the two-year period before the executive officer’s employment termination with Middlefield or a related entity.

Executive Deferred Compensation Agreements. The Middlefield Banking Company entered into executive variable benefit deferred compensation agreements with Messrs. Heslop and Stacy on July 9, 2018, and with Mr. Zimmerly on December 5, 2022. Under the executive variable benefit deferred compensation agreements, the executives will receive an annual contribution ranging from 5% to 15% of their base salary. Contributions exceeding 5% of salary are conditional on achievement of performance goals involving (i) The Middlefield Banking Company’s net income for the plan year and (ii) The Middlefield Banking Company’s peer ranking for the plan year based on the top 50% of all FDIC-insured commercial banks having assets between $1 billion and $3 billion as reported on the Uniform Bank Performance Report (“UBPR”) available from the Federal Financial Institutions Examination Council’s website at www.ffiec.gov/UBPR.htm. The UBPR is an analytical tool created for bank supervisory, examination, and management purposes. In a concise format, the UBPR shows the impact of management decisions and economic conditions on a bank’s performance and balance-sheet composition. Each of the two performance goals can account for a contribution of up to 7.5% of the executive’s base annual salary. The net income goal for each year is established by The Middlefield Banking Company’s Compensation Committee by March 31 of that year. The Compensation Committee’s decisions are not final unless approved by a majority of the independent directors of The Middlefield Banking Company.

Under the executive variable benefit deferred compensation agreements, except in the case of the executive’s death or a change in control of Middlefield, Messrs. Heslop, Stacy and Zimmerly are entitled to receive the account balance as of the end of the month in which the executive has a separation from service. The account balance will be paid in 120 substantially equal monthly installments commencing on the first day of the seventh month after the executive’s separation from service for Messrs. Heslop and Stacy and on the first day of the month after Mr. Zimmerly attains age 65. The executive variable benefit deferred compensation agreements with Messrs. Heslop and Stacy do not supersede the May 8, 2008 amended executive deferred compensation agreements to which Messrs. Heslop and Stacy are parties. Mr. Zimmerly’s executive variable benefit deferred compensation agreement became effective January 1, 2023.

The Middlefield Banking Company entered into executive deferred compensation agreements with Messrs. Heslop and Stacy on December 28, 2006. Amended on May 9, 2008 for compliance with Internal Revenue Code section 409A, the executive deferred compensation agreements provide supplemental retirement income benefits. The arrangement is noncontributory, meaning contributions can be made solely by The Middlefield Banking Company. For each year the executive was employed with The Middlefield Banking Company until attaining age 65, The Middlefield Banking Company credited each executive with a contribution ranging from 5% to 15% of the executive’s base annual salary. Messrs. Heslop and Stacy’s contributions ended after the executives reached age 65 during the fourth quarter of 2018. In 2022, Messrs. Heslop and Stacy received monthly payments of $2,305.25 and $1,772.37, respectively, pursuant to their 2008 amended executive deferred compensation agreements.

Supplemental Executive Retirement Plans. The Middlefield Banking Company maintains three supplemental executive retirement plans (“SERPs”) for the benefit of Mr. Zimmerly that The Middlefield Banking Company acquired in the merger with Liberty National Bank completed on December 1, 2022. The first SERP was effective as of January 1, 2012, and amended on July 14, 2015, at which time the benefits were frozen. A secondary SERP was effective as of October 1, 2015. The third SERP, a Lifetime Income Non-Qualified Solution (“LINQS+”) SERP, was effective as of October 1, 2015.

Under the terms of the frozen 2012 SERP, as amended, Mr. Zimmerly is entitled to receive a monthly payment of $1,154.42 for a period of 180 months commencing on the later of (a) the first business day of the month following the month in which Mr. Zimmerly attains age 65 or (b) the first business day of the first calendar month following the end of the calendar month in which Mr. Zimmerly experiences a separation from service (as defined in the SERP agreement) from The Middlefield Banking Company and all affiliated companies.

The 2015 secondary SERP provides supplemental retirement benefits financed by an annuity that has been designed to provide a future source of funds for the retirement benefits provided by the SERP agreement. Under the terms of the secondary SERP, upon Mr. Zimmerly’s separation from service with The Middlefield Banking Company for any reason other than death or termination for cause, Mr. Zimmerly will be entitled to a monthly benefit equal to: (a) the amount that is paid from the annuity that finances the retirement benefit, with such amount determined as of the date of separation from service, less (b) any amounts due and paid under the 2012 frozen SERP, as amended. The retirement benefit will be payable in equal monthly installments for the life of Mr. Zimmerly commencing on the later of the first day of the month following Mr. Zimmerly attaining the normal retirement age or the first day of the month following Mr. Zimmerly’s separation from service. Normal retirement age under the secondary SERP is age 65.

The nonqualified deferred compensation benefit provided by the LINQS+ SERP is financed by six annuities that have been designed to provide a future source of funds for the retirement benefit provided by the LINQS+ SERP agreement. Mr. Zimmerly is fully vested in the six annuities. Under the terms of the LINQS+ SERP, upon Mr. Zimmerly’s separation from service, The Middlefield Banking Company will make the retirement benefit payments by transferring ownership of the annuity contracts to Mr. Zimmerly on or before the first day of the second month after Mr. Zimmerly attains age 60 in June 2024. At December 31, 2022, the aggregate value of the vested annuities that finance the LINQS+ SERP is $699,533.03.

Split Dollar Life Insurance Agreement. The Middlefield Banking Company maintains a split dollar life insurance agreement for the benefit of President Ronald L. Zimmerly as a result of the merger with Liberty National Bank completed on December 1, 2021. The split dollar life insurance agreement promises a $100,000 pre-retirement split dollar life insurance benefit to Mr. Zimmerly’s heirs if Mr. Zimmerly dies before retirement.

Executive Survivor Income Agreements. The Middlefield Banking Company entered into executive survivor income agreements with executives in June 2003, including Messrs. Heslop and Stacy. The agreements promise a specific cash benefit payable by The Middlefield Banking Company to an executive’s designated beneficiary at the executive’s death, provided the executive dies before attaining age 85. The benefit would be paid to the executive’s beneficiary if the executive dies in active service to The Middlefield Banking Company. The benefit also would be payable for death occurring after the executive’s termination of service if the executive terminated (x) because of disability, or (y) within 12 months after a change in control of Middlefield, or (z) after having attained age 55 with at least ten years of service to The Middlefield Banking Company or after having attained age 65.

The total death benefit payable to Mr. Heslop’s beneficiaries if he dies in active service to The Middlefield Banking Company is $368,970 and the benefit payable to Mr. Stacy’s beneficiaries is $222,619. For death after terminating active service with The Middlefield Banking Company, the death benefit for Mr. Heslop’s beneficiaries is $368,970, and $111,309 for Mr. Stacy’s beneficiaries. To assure itself of funds sufficient to pay the promised death benefits, The Middlefield Banking Company purchased insurance on the executives’ lives with a single premium payment. The Middlefield Banking Company owns the policies and is the sole beneficiary. Of the total premium paid for the insurance on the executives’ lives, $447,351 is attributable to insurance on the life of Mr. Heslop, and $333,890 is attributable to insurance purchased on the life of Mr. Stacy. The premium amounts are not included in the Summary Compensation Table. The Middlefield Banking Company expects the policies’ death benefits to be sufficient to pay all benefits promised under the executive survivor income agreements.

Change-in-Control Agreements. Although Middlefield and its subsidiaries do not have written employment agreements with officers, Middlefield entered into change-in-control agreements with some of its executive officers, including Messrs. Heslop, Stacy and Zimmerly. The change-in-control agreements for Messrs. Heslop and Stacy provide that the executive is entitled to severance compensation if a change in control occurs during the term of the agreement. The severance compensation is payable in a single lump sum when a change in control occurs. For purposes of the change-in-control agreements, the term “change in control” is defined as it is defined in Internal Revenue Code section 409A and implementing rules. In the case of executives other than Messrs. Heslop and Stacy, the lump-sum severance benefit is payable immediately after involuntary termination without cause or voluntary termination with good reason occurring within 24 months after a change in control.

The change-in-control agreements promise to each executive a lump-sum payment calculated as a multiple of the executive’s salary and the executive’s cash bonus and cash incentive compensation. The multiple of compensation payable under the change-in-control agreements is 2.5 times in the case of Messrs. Heslop and Stacy and 2 times compensation for Mr. Zimmerly and other executives. The agreements also promise continued life, health, and disability insurance coverage for 24 months after employment termination and legal fee reimbursement if the change-in-control agreements are challenged after a change in control.

Mr. Zimmerly would receive severance compensation equal to two times base salary if he resigns because he is not appointed as CEO of Middlefield and The Middlefield Banking Company by January 1, 2024, unless termination of employment before January 1, 2024 results from involuntary termination for cause, with “cause” determined by the affirmative vote of at least 2/3 of Middlefield’s directors exclusive of Mr. Zimmerly’s vote as a director.

Retirement Plan. Middlefield does not maintain a defined benefit or actuarial plan providing retirement benefits for officers or employees based on actual or average final compensation. The Middlefield Banking Company maintains a section 401(k) employee savings and investment plan for substantially all employees and officers who have more than one year of service. The bank’s contribution to the plan is based on 50% matching of voluntary contributions, up to 6% of compensation. An eligible employee may contribute up to 15% of his or her salary. Employee contributions are vested at all times. Bank contributions are fully vested after six years, vesting in 20% annual increments beginning with the second year. Employees also have life insurance benefits under a group term life insurance program, paying benefits to an employee’s beneficiary if the employee dies while employed by The Middlefield Banking Company, up to the lesser of (x) twice the employee’s annual salary at the time of death or (y) $200,000.

Transactions with Related Parties. Middlefield directors and executive officers and their associates are customers of and enter into banking transactions with The Middlefield Banking Company in the ordinary course of business. Middlefield expects that these relationships and transactions will continue. The transactions with directors, executive officers, and their associates have not involved more than the normal risk of collectability and have not presented other unfavorable features. Loans and commitments to lend included in these transactions were made and will be made on substantially the same terms – including interest rates and collateral – as those prevailing at the time for comparable transactions with persons not affiliated with Middlefield.

OUTSTANDING EQUITY AWARDS

The following table shows as of December 31, 2022 unvested and unearned stock awards and the number of shares acquirable, exercise prices, and expiration dates of all unexercised stock options held by the executives identified in the Summary Compensation Table.

	Option Awards					Stock Awards

	Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Name	Exercisable	Unexercisable

James R. Heslop, II								2,422(1) 2,921(2) 3,931(3)	66,363 80,035 107,709

Donald L. Stacy								2,076(1) 2,467(2) 2,419(3)	56,882 67,596 66,281

Ronald L. Zimmerly, Jr.								11,364(4)	311,364

(1)        Messrs. Heslop and Stacy received conditional stock awards on February 25, 2020. The number of shares awarded was 2,422 shares to Mr. Heslop and 2,076 shares to Mr. Stacy. The award amount is a percentage of the award recipient’s salary, divided by the share price at the close of market on December 31, 2019. The closing price of the shares on December 31, 2019 was $26.09. The percentage of salary for purposes of calculating the award to Messrs. Heslop and Stacy was 25%. To become vested in and entitled to the stock award, each executive was required to maintain continuous service with Middlefield until the third anniversary of the award. The performance condition would be satisfied if the average annual return on Middlefield stock for the years 2020, 2021, and 2022 was at least 10.00%. For this purpose, annual return was the sum of annual dividends and the excess of the closing stock price on the final trading day of the year over the closing price on the final trading day of the preceding year, divided by the closing stock price on the final trading day of the preceding year. The three-year average of the annual returns for 2020, 2021, and 2022 determined whether the 10.00% goal was satisfied. If the 10.00% goal was not satisfied but the average annual return was positive, the recipient would become the owner of and entitled to a portion of the conditional stock award, forfeiting the remainder. The portion to be issued to the recipient was the percentage of the total award equal to the percentage achievement of the 10.00% goal. If the average annual return was negative, the entire award would be forfeited, unless the Compensation Committee waived the performance condition. If the average annual return exceeded 10.00%, the nominal amount of the conditional stock award would increase, up to a maximum of 125% of the nominal award, increasing based on the percentage excess of actual average return over the 10.00% goal. Accordingly, the maximum potential conditional stock award total was 3,027 shares for Mr. Heslop and 2,595 shares for Mr. Stacy. The terms of the conditional stock awards are set forth in the Form 8-K Current Report filed by Middlefield with the SEC on February 26, 2020. The closing stock price of Middlefield stock on December 31, 2020 was $22.50 and dividends per share for 2020 were $0.60. Based on this performance, the average annual return on Middlefield stock for 2020 was -11.46%. The closing stock price of Middlefield stock on December 31, 2021 was $24.80, and dividends per share for 2021 were $0.69. Based on this performance, the average annual return on Middlefield stock for 2021 was 13.29%. The closing stock price on December 31, 2022 was $27.40, and dividends per share for 2022 were $0.81. Based on this performance, the average annual return on Middlefield stock for 2022 was 13.75%. The three-year average annual return on Middlefield stock for 2020, 2021 and 2022 was therefore 5.19%, which did not meet the 10.00% goal. Because the average annual return on Middlefield stock for the years 2020, 2021 and 2022 was positive but less than the goal of 10.00%, Messrs. Heslop and Stacy were vested in a percentage of their respective stock awards equal to the percentage achievement of the 10.00% goal. The average annual return on Middlefield stock for the years 2020, 2021 and 2022 of 5.19% was 51.93% of the 10.00% goal. Messrs. Heslop and Stacy became fully vested in 1,257 shares and 1,078 shares, respectively, as of February 25, 2023.

(2)        Messrs. Heslop and Stacy received conditional stock awards on February 23, 2021. The number of shares awarded was 2,921 shares to Mr. Heslop and 2,467 shares to Mr. Stacy. The award amount is a percentage of the award recipient’s salary, divided by the share price at the close of market on December 31, 2020. The closing price of the shares on December 31, 2020 was $22.50. The percentage of salary for purposes of calculating the award to Messrs. Heslop and Stacy is 25%. To become vested in and entitled to the stock award, each executive is required to maintain continuous service with Middlefield until the third anniversary of the award. The performance condition will be satisfied if the average annual return on Middlefield stock for the years 2021, 2022, and 2023 is at least 10.00%. For this purpose, annual return is the sum of annual dividends and the excess of the closing stock price on the final trading day of the year over the closing price on the final trading day of the preceding year, divided by the closing stock price on the final trading day of the preceding year. The three-year average of the annual returns for 2021, 2022, and 2023 will determine whether the 10.00% goal is satisfied. If the 10.00% goal is not satisfied but the average annual return is positive, the recipient will become the owner of and entitled to a portion of the conditional stock award, forfeiting the remainder. The portion that will be issued to the recipient is the percentage of the total award equal to the percentage achievement of the 10.00% goal. If the average annual return is negative, the entire award is forfeited, unless the Compensation Committee waives the performance condition. If average annual return exceeds 10.00%, the nominal amount of the conditional stock award will increase, up to a maximum of 125% of the nominal award, increasing based on the percentage excess of actual average return over the 10.00% goal. Accordingly, the maximum potential conditional stock award total is 3,651 shares for Mr. Heslop and 3,083 shares for Mr. Stacy. The terms of the conditional stock awards are set forth in the Form 8-K Current Report filed by Middlefield with the SEC on February 25, 2021.

(3)        Messrs. Heslop and Stacy received conditional stock awards on February 23, 2022. The number of shares awarded was 3,931 shares to Mr. Heslop and 2,419 shares to Mr. Stacy. The award amount is a percentage of the award recipient’s salary, divided by the share price at the close of market on December 31, 2021. The closing price of the shares on December 31, 2021 was $24.80. The percentage of salary for purposes of calculating the award to Mr. Heslop is 30% and for purposes of calculating the award to Mr. Stacy is 25%. To become vested in and entitled to the stock award, each executive is required to maintain continuous service with Middlefield until the third anniversary of the award. The performance condition will be satisfied if the average annual return on Middlefield stock for the years 2022, 2023, and 2024 is at least 10.00%. For this purpose, annual return is the sum of annual dividends and the excess of the closing stock price on the final trading day of the year over the closing price on the final trading day of the preceding year, divided by the closing stock price on the final trading day of the preceding year. The three-year average of the annual returns for 2022, 2023, and 2024 will determine whether the 10.00% goal is satisfied. If the 10.00% goal is not satisfied but the average annual return is positive, the recipient will become the owner of and entitled to a portion of the conditional stock award, forfeiting the remainder. The portion that will be issued to the recipient is the percentage of the total award equal to the percentage achievement of the 10.00% goal. If the average annual return is negative, the entire award is forfeited, unless the Compensation Committee waives the performance condition. If average annual return exceeds 10.00%, the nominal amount of the conditional stock award will increase, up to a maximum of 125% of the nominal award, increasing based on the percentage excess of actual average return over the 10.00% goal. Accordingly, the maximum potential conditional stock award total is 4,913 shares for Mr. Heslop and 3,023 shares for Mr. Stacy. The terms of the conditional stock awards are set forth in the Form 8-K Current Report filed by Middlefield with the SEC on February 25, 2022.

(4)        Mr. Zimmerly received a restricted stock award of 11,364 shares on December 1, 2022. Mr. Zimmerly’s restricted stock grant will vest ratably over a three-year period, provided that Mr. Zimmerly remains continuously employed by Middlefield. Vesting of the restricted stock grant will accelerate in the event of good reason resignation, involuntary termination without cause, or Mr. Zimmerly’s resignation because the Company’s board of directors does not appoint Mr. Zimmerly to the positions of Chief Executive Officer of the Company and The Middlefield Banking Company by January 1, 2024.

Pay Versus Performance

	(a)	(b)	(c)	(d)	(e)	(f)

Year	Summary Compensation Table Total for First PEO (1) ($)	Summary Compensation Table Total for Second PEO (1) ($)	Compensation Actually Paid to First PEO (2) ($)	Compensation Actually Paid to Second PEO (2) ($)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (3) ($)	Average Compensation Actually Paid to Non-PEO Named Executive Officers (4) ($)	Value of Initial Fixed $100 Investment Based on: Total Shareholder Return (5) ($)	Net Income ($ in thousands)

2022	128,001	666,490	(120,924)	783,197	400,741	430,932	129	15,673

2021	641,076		714,678		354,318	392,943	113	18,633

(1)

For fiscal year 2022, column (a) presents the summary compensation table total for President and Chief Executive Officer Thomas G. Caldwell from December 31, 2021, through Mr. Caldwell’s retirement on March 31, 2022, and column (b) presents the summary compensation table total for James R. Heslop, II, following Mr. Heslop’s appointment as President and Chief Executive Officer effective April 1, 2022 and Chief Executive Officer on December 1, 2022. The figure presented for 2021 is the summary compensation table total for Mr. Caldwell, who was Middlefield’s principal executive officer for all twelve months in 2021.

(2)

For fiscal year 2022, column (c) presents the compensation actually paid to Mr. Caldwell from December 31, 2021, through March 31, 2022, and column (d) presents the compensation actually paid to Mr. Heslop following Mr. Heslop’s appointment as President and Chief Executive Officer effective April 1, 2022, in each case in accordance with the SEC’s disclosure requirements regarding pay versus performance. The figure presented in column (c) for 2021 is the compensation actually paid to Mr. Caldwell as President and CEO in 2021. For 2022, column (c) reflects deductions of the following amounts from the summary compensation total for Mr. Caldwell: (i) a loss of $8,910, which is the year over year change in fair value of Mr. Caldwell’s March 1, 2019 restricted stock award that vested on March 1, 2022, and (ii) a loss of $240,014, which is the fair value at December 31, 2021 of Mr. Caldwell’s February 25, 2020 and February 23, 2021, restricted stock awards that Mr. Caldwell forfeited upon his retirement. For 2021, column (c) reflects the $131,217 fair value at December 31, 2021 of all outstanding and unvested equity awards granted to Mr. Caldwell during 2021, the $10,090 year over year change in fair value of outstanding and unvested equity awards granted to Mr. Caldwell in prior years, and the $80,116 loss due to the year over year change in fair value of equity awards granted to Mr. Caldwell in prior years that vested in 2021. For 2022, column (d) reflects (i) the $107,709 fair value at December 31, 2022 of all outstanding and unvested equity awards granted to Mr. Heslop during 2022, (ii) the $13,892 year over year change in fair value of outstanding and unvested equity awards granted to Mr. Heslop in prior years, (iii) the $75,000 stock grant awarded to Mr. Heslop on December 1, 2022, which vested immediately, and (iv) a loss of $4,895, which is the year over year change in fair value of Mr. Heslop’s March 1, 2019 restricted stock award that vested on March 1, 2022.

(3)

For fiscal year 2022, column (e) reflects the average summary compensation table totals for Ronald L. Zimmerly, Jr., who was appointed as President of Middlefield on December 1, 2022, and for Senior Vice President, Chief Financial Officer and Treasurer Donald L. Stacy. The figure presented in column (e) for 2021 reflects the average summary compensation table total for Mr. Heslop, who served as Executive Vice President and Chief Operating Officer during 2021, and for Mr. Stacy.

(4)

The average compensation actually paid figure presented in column (f) for 2022 reflects (i) the $311,374 value at December 31, 2022, of Mr. Zimmerly’s December 1, 2022 restricted stock award, (ii) the $66,281 fair value at December 31, 2022 of all outstanding and unvested equity awards granted to Mr. Stacy during 2022, (ii) the $11,812 year over year change in fair value of outstanding and unvested equity awards granted to Mr. Stacy in prior years, (iii) the $50,000 stock grant awarded to Mr. Stacy on December 1, 2022, which vested immediately, and (iv) a loss of $4,083, which is the year over year loss in fair value of Mr. Stacy’s March 1, 2019 restricted stock award that vested on March 1, 2022. The average compensation actually paid figure presented in column (f) for 2021 reflects the following amounts for Mr. Heslop and Mr. Stacy, respectively, (i) the $72,441 and $61,182 fair value at December 31, 2021 of all outstanding and unvested equity awards granted during 2021, (ii) the $12,420 and $10,502 year over year change in fair value of outstanding and unvested equity awards granted in prior years, and (iii) the $42,985 and $36,310 year over year loss in fair value of the May 22, 2018 restricted stock awards that vested on May 22, 2021.

(5)

Cumulative total shareholder return is calculated in accordance with Item 402(v) of SEC Regulation S-K by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between Middlefield’s common share price at the end and the beginning of the measurement period by Middlefield’s common share price at the beginning of the measurement period.

Relationship Between Pay and Performance.

As described in more detail in pages 11 to 18 regarding Middlefield’s executive compensation program, Middlefield’s executive compensation program includes variable components in the form of annual incentive cash compensation and deferred compensation based upon Middlefield’s profitability, and performance-based equity awards that require Middlefield to achieve certain total shareholder return goals. Compensation decisions at Middlefield are made independently of SEC disclosure requirements. While Middlefield utilizes several performance measures to align executive compensation with Middlefield’s performance, all of those measures are not presented in the “Pay Versus Performance Table.” Moreover, Middlefield generally seeks to incentivize long-term performance and, therefore, does not specifically align Middlefield’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of SEC Regulation S-K) for a particular year.

Compensation Actually Paid versus Company Performance

In accordance with the SEC’s disclosure requirements regarding pay versus performance, this section presents the SEC-defined “compensation actually paid” to Middlefield’s chief executive officers and Middlefield’s other named executive officers. As required by the SEC, this section compares compensation actually paid to total shareholder return and Middlefield’s net income for fiscal years 2022 and 2021.

The relationship between compensation actually paid and Middlefield’s financial performance over the two-year period shown in the preceding Pay Versus Performance Table is described as follows.

CEO

From 2021 to 2022, the SEC-defined “compensation actually paid” to Middlefield’s CEOs declined by 7.33%, from $714,678 to $662,273. This decrease includes the one-time forfeiture of Mr. Caldwell’s restricted stock awards triggered by his March 31, 2022 retirement, as required by the SEC-defined “compensation actually paid” to Middlefield’s CEOs. Other key factors that caused this change in compensation actually paid to CEOs in 2022 were the decline in value of restricted stock awards that failed to meet total shareholder return performance measures, the merger transaction with Liberty Bancshares, Inc. and the one-time discretionary $150,000 incentive bonus award to Mr. Heslop that included $75,000 in immediately vested shares in recognition of Mr. Heslop’s efforts in completing the merger. Over this same period, Middlefield’s total shareholder return, as measured by the value of a fixed $100 investment in Middlefield stock, increased by 14.16%. Net income decreased by 16%, from $18.7 million to $15.7 million, due largely to non-recurring expenses of $2.4 million and other effects associated with the Liberty Bancshares, Inc. merger and a net loss on other real estate owned of $735,000 ($585,000 on an after-tax basis) during the 2022 fourth quarter mostly due to the write-down of an other real estate owned asset. Non-GAAP net income, adjusted for certain one-time items and expenses associated with the Liberty Bancshares, Inc. merger, was $18.3 million for 2022.

Other NEOs

From 2021 to 2022, the SEC-defined “average compensation actually paid” to the other NEOs increased by $37,989 or 9.67%. Over this same period, the company’s total shareholder return increased by 14.16%. Net income decreased by 16%, from $18.7 million to $15.7 million, due largely to non-recurring expenses of $2.4 million and other effects associated with the Liberty Bancshares, Inc. merger and net loss on other real estate owned of $735,000 ($585,000 on an after-tax basis) during the 2022 fourth quarter mostly due to the write-down of an other real estate owned asset. Non-GAAP net income, adjusted for certain one-time items and expenses associated with the Liberty Bancshares, Inc. merger, was $18.3 million.

The relationship between compensation actually paid and Middlefield’s financial performance over the two-year period shown in the preceding Pay Versus Performance Table is illustrated in the following charts comparing PEO/NEO Compensation Actually Paid versus Total Shareholder Return (TSR) and Net Income.

PROPOSAL 1 — ELECTION OF FOUR DIRECTORS FOR THE TERM EXPIRING IN 2026

AND

PROPOSAL 2 — ELECTION OF ONE DIRECTOR FOR THE TERM EXPIRING IN 2024

According to Article III, section 2, of Middlefield’s Regulations, the board may consist of no fewer than five and no more than 25 directors, the precise number being fixed or changed from time to time within that range by the board or by majority vote of shareholders acting at an annual meeting. Article III, section 2(b) of Middlefield’s Regulations provides that if the number of directors (including vacancies) of Middlefield is six or more, the directors must be classified into at least two classes, as nearly equal in number as possible and consisting of no fewer than three directors in each class, designated Class I, Class II, and if there are nine or more directors, Class III. Our board currently consists of twelve directors. Class I of Middlefield’s board consists of Directors Jones, McCaskey, Voinovich, and Watkins (term expiring at the 2023 Annual Meeting), Class II includes Directors Bevan, DiGeronimo, Heslop, and Zimmerly (term expiring at the 2024 annual meeting), and Class III consists of Directors Cohn, Mast, Skidmore, and Turk (term expiring at the 2025 annual meeting). Effective May 10, 2023, the number of directors is fixed at thirteen directors with the size of Class II increasing to five directors.

In August 2021, the SEC adopted Nasdaq’s proposal to require listed companies to provide statistical information about their boards of directors, in the form of the table below.

Board Diversity Matrix (As of April 4, 2023)
Total Number of Directors	12
Gender Identity	Female	Male	Non-binary	Gender Undisclosed
Number of directors based on gender identity	1	9		2
Demographic Background
White	1	9		2
Did not disclose demographic background	2

Board Diversity Matrix (As of December 31, 2022)
Total Number of Directors	12
Gender Identity	Female	Male	Non-binary	Gender Undisclosed
Number of directors based on gender identity	1	9		2
Demographic Background
White	1	9		2
Did not disclose demographic background	2

Four Nominees for the term ending at the 2026 annual meeting (Proposal 1). The Corporate Governance and Nominating Committee recommended Directors Jones, McCaskey, Voinovich, and Watkins for reelection to the board. The board accepted the Corporate Governance and Nominating Committee’s recommendation and nominated these four individuals to serve as directors for the term ending at the 2026 annual meeting of shareholders or until their successors are elected and qualified.

Nominee for the term expiring in 2026 (Proposal 1)	Age	Director since	Current term expires	Biography
Kenneth E. Jones	74	2008	2026	A retired financial executive, Mr. Jones earned a B.S. in Nuclear Engineering from the University of Virginia in 1970 and an M.B.A. from the University of Virginia in 1972. He is also licensed in Ohio as a CPA (inactive). Mr. Jones served as a director of Applied Innovation, Inc., Dublin, Ohio, from 2005 until May, 2007 when this Nasdaq-listed company was acquired. Mr. Jones served as Chairman of the Audit Committee for Applied Innovation, Inc. He has served as the elected fiscal officer of Jefferson Township, Franklin County, Ohio since May 2004. Mr. Jones’ financial and business experience and his service as a director of Middlefield since 2008 allow him to provide business and leadership expertise to the board.

James J. McCaskey	59	2004	2026	Mr. McCaskey is the President of McCaskey Landscape & Design, LLC, a design-build landscape development company. Previously, he was Vice President of Sales for the Pattie Group, also a design-build landscape development company, with which he had been employed for seventeen years. Mr. McCaskey is a past member of the Board of Directors and past President of the Ohio Landscape Association. Mr. McCaskey serves on the Advisory Board of Kent State University (Geauga), serves on the Geauga County Planning Commission since January 2019, and since January 2, 2014 serves as Munson Township Trustee. Mr. McCaskey earned a Bachelor’s Degree in Agricultural Production and a Bachelor’s Degree in Biology from Wilmington College in 1985. Mr. McCaskey’s extensive business management experience, community involvement, and service as a director of Middlefield since 2004 allow him to provide business and leadership expertise to the board.

Nominee for the term expiring in 2026 (Proposal 1)	Age	Director since	Current term expires	Biography
Michael C. Voinovich	49	2020	2026

Mr. Voinovich is Executive Vice President and Chief Investment Officer of ECHO Health, Inc., headquartered in Westlake, Ohio. ECHO Health, Inc. provides innovative payment processing services to the healthcare and insurance industries. At ECHO Health, Inc., Mr. Voinovich is responsible for overseeing the company’s venture capital and corporate investment portfolios. Prior to joining ECHO Health, Inc. in January 2019, Mr. Voinovich was an investment banker for 19 years representing financial institutions and their holding companies. From 2013 until 2019, he was Managing Director and a Member of the Firm Commitment Committee of the Philadelphia-based investment banking firm of Boenning & Scattergood, Inc. Mr. Voinovich’s responsibilities included providing advice relating to debt and equity offerings, analyzing financial and accounting issues for banks engaged in merger and acquisition activities, assisting boards of directors in evaluating strategic alternatives to maximize shareholder value, and negotiating and executing transactions.

A graduate of John Carroll University with a B.S. in Business Administration, Mr. Voinovich has served as a member of the Board of Directors of GBank (formerly known as Bank of George until October 24, 2022), Las Vegas, Nevada, since March 2015 and its holding company GBank Financial Holdings, Inc. (OTCQX: GBFH) since December 2017. GBank operates two full-service branches in Las Vegas and also conducts business through its Financial FinTech Division that enables cashless, mobile commerce solutions for the gaming, lottery and sports betting payments world. In August 2020, Mr. Voinovich became a director of Anchor Bancorporation, Inc. and its wholly owned subsidiary, Anchor State Bank, located in Anchor, Illinois. Since June 22, 2021, Mr. Voinovich has been Chair of Anchor Bancorporation and Anchor State Bank. Since November 2019, Mr. Voinovich has been a director of RSI Solutions, LLC, a specialized employment search firm focused on placing neurologists and neurosurgeons across the United States. Mr. Voinovich’s experience in the banking and financial services industry allows him to provide significant corporate finance and transactional expertise to the board.

Mark R. Watkins	59	2022	2026	Mr. Watkins was the Chairman of the board of directors of Liberty Bancshares, Inc. and Liberty National Bank from 2020 until Middlefield acquired Liberty Bancshares, Inc. on December 1, 2022. Mr. Watkins served as a director of Liberty Bancshares, Inc. and Liberty National Bank from 2010 until 2022. Mr. Watkins has been a partner in Watkins Farm since 1985, Watkins Farmland Stewardship, LLC, and Rushwood Farms, LLC since 1997, which are crop and livestock production enterprises. He is on the board of directors for Heartland Agdeaver. Mr. Watkins’ experience as a local business owner as well as his knowledge of the former Liberty National Bank’s customer base and market area allow him to provide business and leadership expertise to the board.

One Nominee for the term ending at the 2024 annual meeting (Proposal 2). The board is nominating Jennifer L. Moeller to the class whose term expires at the 2024 annual meeting.

Nominee for the term expiring in 2024 (Proposal 2)	Age	Biography
Jennifer L. Moeller	59	Ms. Moeller has served as a director of The Middlefield Banking Company since December 13, 2021. Ms. Moeller is an angel investor and serves as Chairperson of the Investment Screening Committee at North Coast Ventures. She previously served as the Senior Business Advisor to start ups benefiting from The Shanahan Law Firm’s Economic Development and Job Creation Initiative. Her prior experience is in strategic planning, marketing and operations in consumer-packaged goods, personal financial software and retail banking. She worked in brand management at Procter & Gamble, was Senior Vice President at MECA Software, Director of Electronic Services at Block Financial Corporation and Senior Vice President and Retail Banking Director at a Connecticut mutual savings bank. Ms. Moeller also started and operated a cut flower farm providing fresh flowers to Whole Foods, Heinens and Mayesh Wholesale for ten years. Ms. Moeller graduated with a Bachelor of Science in Business from Miami University, Oxford, Ohio, completed the National School of Banking program at Fairfield University and received a Master of Arts from John Carroll University. Ms. Moeller is able to contribute to the board by leveraging her experience in management, banking, tech investment and small business.

Eight continuing directors	Age	Director since	Current term expires	Biography
Thomas W. Bevan	57	2017	2024	Mr. Bevan is a founding shareholder and CEO of Bevan & Associates, LPA, Inc. in Boston Heights, Ohio. Mr. Bevan has been licensed to practice law in the State of Ohio since 1991. He has also been admitted to practice before the U.S. District Court, Northern District of Ohio, and the United States Supreme Court. Mr. Bevan is a member of the Ohio State Bar Association, a member and Foundation Fellow of the Akron Bar Association, a member of the Ohio Association for Justice, and a member of the Public Justice Foundation. Mr. Bevan is also a principal of Liberty Capital, LLC, which is a commercial and residential real estate development and management company. Mr. Bevan was a member of the Board of Directors of Liberty Bank, N.A. from 2011 until 2017, and has been a Middlefield director since 2017. Mr. Bevan’s years of banking experience, his community contacts, his knowledge of the former Liberty Bank, N.A.’s customer base and market area as well as his knowledge of Middlefield allow him to provide business and leadership expertise to the board.

Kevin A. DiGeronimo	38	2021	2024	Mr. DiGeronimo has served as a director of The Middlefield Banking Company since January 2020 and is a director of Middlefield since November 8, 2021. Mr. DiGeronimo is Principal of DiGeronimo Companies and President of Independence Construction. Both businesses are headquartered in Independence, Ohio. DiGeronimo Companies is an Ohio trade name registration that encompasses various DiGeronimo family companies and enterprises that operate in several states. DiGeronimo Companies conducts commercial construction, real estate development, and asbestos and lead remediation among other businesses. Mr. DiGeronimo’s business management experience allows him to provide business and leadership expertise to the board.

James R. Heslop, II	69	2001	2024	Mr. Heslop became President and Chief Executive Officer of Middlefield and The Middlefield Banking Company, effective April 1, 2022, and Chief Executive Officer of Middlefield and The Middlefield Banking Company, effective December 1, 2022. Previously Executive Vice President and Chief Operating Officer of The Middlefield Banking Company since 1996, Mr. Heslop became Executive Vice President and Chief Operating Officer of Middlefield on October 30, 2000. He became a director of the bank in July 1999 and a director of Middlefield on November 19, 2001. From July 1993 until joining The Middlefield Banking Company in April 1996, Mr. Heslop was a Director, President, and Chief Executive Officer of First County Bank in Chardon, Ohio, an institution with total assets exceeding $40 million. First County Bank was an affiliate of F.N.B. Corporation, Pittsburgh, Pennsylvania. Mr. Heslop earned a B.S. in Business Administration from Wheeling College, an M.B.A. from Tiffin University, and is a graduate of the Graduate School of Banking at the University of Wisconsin-Madison. Mr. Heslop’s education, experience in the banking and financial services industry, and significant leadership positions with Middlefield and The Middlefield Banking Company allow him to provide business and leadership expertise to the board.

Ronald L. Zimmerly, Jr.	58	2022	2024	Mr. Zimmerly was appointed President of Middlefield and The Middlefield Banking Company on December 1, 2022. Mr. Zimmerly was the President and CEO of Liberty Bancshares, Inc. until Middlefield acquired Liberty Bancshares, Inc. on December 1, 2022. Mr. Zimmerly served as a director of Liberty Bancshares, Inc. and Liberty National Bank from 2010 to December 1, 2022. He was President and CEO from 2010 to December 1, 2022. Mr. Zimmerly currently serves on the Board of the Hardin County Foundation Board of Directors, Second Vice Chair of the Ohio Bankers League and as a Board member of the Ohio Bankers Benefits Trust Board. In 1986, Mr. Zimmerly graduated from The Ohio State University with a Bachelor of Science Degree in Agriculture Economics, with a specialization in Finance. Mr. Zimmerly completed the Graduate School of Banking in Madison, Wisconsin in 2010. Mr. Zimmerly’s 35 years of experience in the banking industry, including 13 years as President and CEO of Liberty Bancshares, Inc., and history of community service in Liberty Bancshares, Inc.’s local communities provides valuable insight and perspective to the board of directors.

Eight continuing directors	Age	Director since	Current term expires	Biography
Spencer T. Cohn	35	2022	2025	Mr. Cohn is a director of Castle Creek, which he joined in 2014. Castle Creek is an asset management firm focused on the community banking industry. Located in San Diego, California and Dallas, Texas, Castle Creek has been an investor in community banking since the firm’s inception in 1990. Mr. Cohn has been a director at Citizens Bancshares Company, Kansas City, Missouri, and its subsidiary Citizens Bank & Trust since 2019 and at CNB Bank Shares, Inc. (OTCQX: CNBN), Carlinville, Illinois since January 2022. Mr. Cohn joined the board of directors of Bancorp 34, Inc. (OTCQX: BCTF), and subsidiary Bank 34, each headquartered in Scottsdale, Arizona, on January 27, 2023. Mr. Cohn is a director of Lincoln Bancorp and subsidiary Lincoln Savings Bank, each of Reinbeck, Iowa, since August 2022. Previous board experience includes director service with Aquesta Financial Holdings, Inc. (OTC Pink: AQFH) and subsidiary Aquesta Bank, Cornelius, North Carolina, from 2019 to October 1, 2021, when United Community Banks, Inc. acquired Aquesta Financial Holdings, Inc. Prior to joining Castle Creek, Mr. Cohn worked at Keefe, Bruyette &Woods as an investment banking associate in the Financial Institutions Group where he concentrated on mergers and acquisitions and capital markets transactions. Since April 2019, Mr. Cohn is a Director of the Cystic Fibrosis Foundation (San Diego Chapter) and serves as Co-Chair of the Cystic Fibrosis Foundation’s Tomorrow’s Leaders program (San Diego Chapter). In addition to his charitable involvement, Mr. Cohn is a Senior Mentor and Resume Reviewer for Wall Street Oasis. Mr. Cohn holds dual Bachelor of Science degrees in Finance and Accountancy from The University of Illinois at Urbana-Champaign and is both a graduate and Capstone Advisor of the ABA Stonier Graduate School of Banking at The Wharton School at the University of Pennsylvania. Mr. Cohn’s experience in the banking and financial services industry allows him to provide significant corporate finance and transactional expertise to the board.

Darryl E. Mast	72	2013	2025	Darryl Mast retired in 2016 from The Hattie Larlham Care Group and Foundation, a nonprofit organization dedicated to improving the lives of children and adults with developmental and intellectual disabilities. He had been COO with responsibility for IT phone, facilities and fleet management, human resource management and business office support services having joined the organization in 2004. Mr. Mast began his career in banking in 1974. He was Senior Vice President of Second National Bank of Warren from 1986 to 2004 and an executive of Second Bancorp, Inc. with responsibility for 33 banking centers, consumer lending, call center, web site and online banking and private banking. Mr. Mast also served on the Asset/Liability, Second Bancorp Foundation and other committees. Mr. Mast has served on the Board of Trustees of the Warren Area Chamber of Commerce Economic Development Foundation, the Hattie Larlham Foundation, The Kent State University Trumbull Campus Advisory Board, and the Rotary Club of Warren. He served as President of the Board of Valley Consulting Services and as Chairman of the Wooster Area Chamber of Commerce. Mr. Mast attended Miami University, Oxford, Ohio, and the Graduate School of Banking at the University of Wisconsin. Mr. Mast’s banking experience, his demonstrated leadership ability, and his community involvement add important business and leadership experience to the board.

Eight continuing directors	Age	Director since	Current term expires	Biography
William J. Skidmore	66	2007	2025

Until December 31, 2019, Mr. Skidmore was Northeast Ohio Senior District Manager of Waste Management. Mr. Skidmore held progressively responsible positions with Waste Management and a predecessor company since 1978. A New York Stock Exchange-listed company, Waste Management is North America’s leading provider of comprehensive waste management environmental services. Waste Management has been a serial acquirer of solid waste businesses, acquiring 86 solid waste businesses in 2016, 2017, and 2018. Waste Management executes its business with integral involvement from the field, and Mr. Skidmore was an important contributor to Waste Management’s serial acquisition record in Indiana, Michigan, and Ohio. Mr. Skidmore served as the first point of contact seeking to determine the interest of a solid waste business owner in selling, and Mr. Skidmore contributed his operational insight into Waste Management’s pro forma acquisition pricing for an accretive acquisition, and negotiated the final price with the selling owner on approximately a dozen Waste Management acquisitions of solid waste businesses.

Mr. Skidmore previously served on the Board of Directors of both First County Bank in Chardon, Ohio, and of Metropolitan National Bank in Youngstown, Ohio. He is a member and was the past President of the Chardon Rotary, a former President of the Chardon Chamber of Commerce, a past member of the Business Advisory Committee to Chardon Local Schools, a former member of the business advisory committee of Kent State University (Geauga), and a past representative to the board of the National Solid Waste Management Association in Washington, D.C. Mr. Skidmore earned a Bachelor’s Degree in Sales and Marketing from Bowling Green State University in 1978. Mr. Skidmore’s business management and banking experience in the Northeast Ohio market allow him to provide business and leadership expertise to the board.

Carolyn J. Turk	66	2004	2025	Ms. Turk retired in February, 2022 from Molded Fiber Glass Companies after 29 years serving in a variety of financial roles including CFO, Controller and Senior Internal Auditor. Ms. Turk is a licensed CPA. Located in Ashtabula, Ohio, Molded Fiber Glass Companies is a manufacturer of reinforced fiber glass products with 12 entities in the U.S. and Mexico. Ms. Turk earned a B.S. in Accountancy from Youngstown State University in 1984. She has a long record of community service and currently serves on the Board of Country Neighbor Program, Inc. and as a Trustee of the Ashtabula Foundation. Ms. Turk’s business and accounting experience allow her to provide accounting and financial management expertise to the board.

Directors of The Middlefield Banking Company are elected annually and do not serve staggered terms. The Middlefield Banking Company currently has thirteen directors. With the exceptions of Messrs. Cohn and Watkins, the directors identified in the preceding table and Jennifer Moeller are expected to serve as directors of The Middlefield Banking Company for a term ending at the 2024 annual meeting.

The Board of Directors recommends voting “FOR” election of Kenneth E. Jones, James J. McCaskey, Michael C. Voinovich and Mark R. Watkins to the term expiring at the 2026 annual meeting, and “FOR” election of Jennifer L. Moeller to the term expiring at the 2024 annual meeting.

PROPOSAL 3 – PROPOSED AMENDMENT TO THE SECOND AMENDED

AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES FROM 10,000,000 TO 25,000,000

On February 13, 2023, Middlefield’s board approved an amendment to Article FOURTH of Middlefield’s Articles and approved the submission of this amendment to the shareholders for their approval at the Annual Meeting. The proposed amendment to the Articles increases the authorized shares of Middlefield’s common stock (the “Common Stock”), no par value, from 10,000,000 to 25,000,000.

The board believes that it is advisable to increase Middlefield’s authorized Common Stock to increase Middlefield’s flexibility to access the capital markets and to enter into arrangements that provide for the potential issuance of such Common Stock in the future. Middlefield wishes to be in a position to take advantage of any opportunities that might present themselves to Middlefield, and such opportunities could arise at any time. The availability of additional shares of Common Stock will afford Middlefield greater flexibility in acting upon opportunities and transactions, including strategic acquisitions, if any, which may arise. Future issuances of shares of the Common Stock could have the effect of making it more difficult for a person to acquire control of Middlefield and remove management. At this time, there are no current specific plans, understandings or arrangements for the use of the Common Stock.

The affirmative vote of holders of a majority of shares entitled to vote at the Annual Meeting is required to approve the proposed amendment to Article FOURTH of Middlefield’s Articles. If the amendment is not approved by the shareholders, Middlefield’s Articles, subject to Proposal 4 to authorize shares of preferred stock, will continue in effect. The proposed amendment, if adopted by the required majority vote of the outstanding shares, will become effective on the date on which the Certificate of Amendment to the Articles is filed with the Secretary of State of Ohio. Proxies will be voted in favor of the following resolution unless otherwise instructed by the shareholders.

The resolution states:

RESOLVED, that the first sentence of Article FOURTH of Middlefield’s Second Amended and Restated Articles of Incorporation is hereby deleted in its entirety and the following shall be inserted in its place: “The maximum number of shares the Corporation shall have authority to issue and to have outstanding at any time shall be Twenty-five Million (25,000,000) shares of common stock, without par value.

The Board of Directors recommends that shareholders vote “FOR” the adoption of the resolution.

PROPOSAL 4 – PROPOSED AMENDMENT TO THE SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION TO AUTHORIZE 1,000,000 SHARES OF PREFERRED STOCK

On February 13, 2023, Middlefield’s board approved an amendment to Article FOURTH of Middlefield’s Articles and approved the submission of this amendment to the shareholders for their approval at the Annual Meeting. The proposed amendment to the Articles authorizes 1,000,000 shares of preferred stock (the “Preferred Stock”).

Middlefield has authority to issue common shares but does not have the authority to issue preferred shares under the Company’s Articles. The board believes that it is advisable to include a class of Preferred Stock in order to increase Middlefield’s flexibility to engage in preferred stock financing or to enter into arrangements that provide for the potential issuance of such Preferred Stock in the future without the delay and expense of holding a special meeting of shareholders to obtain shareholder approval for authorization of preferred shares. Middlefield wishes to be in a position to take advantage of any opportunities that might present themselves to Middlefield, and such opportunities could arise at any time. The availability of shares of Preferred Stock will afford Middlefield greater flexibility in acting upon opportunities and transactions, including strategic acquisitions, if any, which may arise.

Section 1701.69 of the Ohio Revised Code permits the authorization of a class of preferred stock pursuant to which the board can designate and issue shares in one or more series and can specify, subject to certain limitations, the relative rights and preferences of any series so designated. Many publicly traded community banks have such a class of authorized preferred stock. The new class of Preferred Stock, if approved, will be issuable in one or more series with such relative rights and preferences, including dividend or interest rates, conversion prices, voting rights, redemption prices, maturity dates, and similar matters as are specified by the board at the time of designation or issuance, without further action on the part of Middlefield’s shareholders except as may be required by applicable law or pursuant to the rules of Nasdaq. Future issuances of shares of the Preferred Stock could have the effect of making it more difficult for a person to acquire control of Middlefield and remove management. The actual effect of the issuance of any Preferred Stock upon the rights of holders of Common Stock cannot be stated until the board determines the specific rights of any Preferred Stock. At this time, there are no current specific plans, understandings or arrangements for the use of the Preferred Stock.

The affirmative vote of holders of a majority of shares entitled to vote at the Annual Meeting is required to approve the proposed amendment to Article FOURTH of Middlefield’s Articles. If the amendment is not approved by the shareholders, Middlefield’s Articles, which do not contain a class of preferred stock, will, subject to Proposal 3 to increase the number of authorized shares of Common Stock, continue in effect. The proposed amendment, if adopted by the required majority vote of the outstanding shares, will become effective on the date on which the Certificate of Amendment to the Articles is filed with the Secretary of State of Ohio. Proxies will be voted in favor of the following resolution unless otherwise instructed by the shareholders.

The resolution states:

RESOLVED, that Article FOURTH of Middlefield’s Second Amended and Restated Articles of Incorporation be comprised of paragraphs (a) and (b), with the text from present Article FOURTH becoming paragraph (a) of Article FOURTH, subject to Proposal 3 to increase authorized shares of Common Stock, and proposed new paragraph (b) of Article FOURTH as follows:

The maximum number of Preferred Stock which the Corporation is authorized to have outstanding is One Million (1,000,000) shares, all of which shall be without par value. The Board of Directors is hereby authorized, subject to the limitations prescribed by law or the provisions of this Article FOURTH, by filing articles of amendment pursuant to the applicable laws of the State of Ohio, to provide for the issuance of shares of Preferred Stock in series, to establish from time to time the number of shares to be included in each series and to fix the designations, powers and preferences and rights to the shares of each such series and qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, the determination of the following:

(i) the number of shares constituting that series and the distinct designation of that series;

(ii) the dividend rate, if any, on such shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends or other distributions on shares of that series;

(iii) whether that series shall have voting rights in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(iv) whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for the adjustment of the conversion rate in such events as the Board of Directors shall determine;

(v) whether the shares of that series shall be redeemable or exchangeable, and, if so, the terms and conditions of such redemption or exchange, including the date or dates upon or after which they shall be redeemable or exchangeable, and the amount per share payable in case of redemption or exchange, which amount may vary under different conditions and at different redemption or exchange rates;

(vi) whether that series shall have a sinking fund for redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(vii) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series;

(viii) the price or other consideration for which the shares of such series shall be issued; and

(ix) any other relative rights, preferences and limitations of that series.

The Board of Directors recommends that shareholders vote “FOR” the adoption of the resolution.

PROPOSAL 5 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are subject to section 14A of the Exchange Act, which requires that we provide to our shareholders the opportunity to vote on the compensation of the executive officers named in the Summary Compensation Table. Commonly known as a say-on-pay vote, the shareholder vote required by section 14A is an advisory vote, which means that the vote is not binding on us, on our board of directors, or on the Compensation Committee. The say-on-pay vote is intended to be a vote on the executive officer compensation that is disclosed in this proxy statement in accordance with SEC disclosure rules.

The goals of our compensation arrangements are to provide fair and competitive compensation, to provide compensation that promotes the hiring and retention of the most talented personnel, to create incentives for and to reward superior performance, and to align the interests of our officers and employees with the interests of shareholders. The Compensation Committee and the board believe that Middlefield’s compensation arrangements are designed to achieve these goals and that the compensation arrangements reward performance promoting our long-term prosperity. Our compensation arrangements are continually evolving and are and will remain subject to ongoing review and evaluation by the board and by the Compensation Committee. Accordingly, we ask our shareholders to vote on the following resolution at the 2023 Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in Middlefield Banc Corp.’s Proxy Statement for the 2023 Annual Meeting in compliance with Item 402 of SEC Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.”

Approval of a majority of the votes cast will constitute approval of this proposal to approve the named executive officer compensation disclosed in this proxy statement. An abstention or broker non-vote is not counted as a vote cast, and as a result will have no effect on the vote to approve the proposal. A proxy that does not specify voting instructions will be voted in favor of this non-binding, advisory proposal. Although the results of the say-on-pay vote will not be binding on us, we expect to take the results into account in future compensation decisions.

The Board of Directors recommends that you vote “FOR” approval of the compensation of our named executive officers, as disclosed in this proxy statement.

PROPOSAL 6 – RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

Middlefield’s independent auditor for the year ended December 31, 2022 was S.R. Snodgrass, P.C. The Audit Committee selected S.R. Snodgrass, P.C. to be Middlefield’s independent auditor for the fiscal year ending December 31, 2023. We expect one or more representatives of S.R. Snodgrass, P.C. to be present at the Annual Meeting. The representative of S.R. Snodgrass, P.C. will have the opportunity to make a statement if desired and will be available to respond to appropriate questions.

It is proposed that our shareholders ratify the appointment by the Audit Committee of S.R. Snodgrass, P.C. as Middlefield’s independent registered public accounting firm for the year ending December 31, 2023. Approval by the shareholders of the appointment of our independent registered public accounting firm is not required by law, any applicable stock exchange regulation or by our organizational documents, but the Audit Committee is submitting this matter to shareholders for ratification as a corporate governance practice. Ultimately, the Audit Committee retains full discretion and will make all determinations with respect to the appointment of the independent registered public accounting firm.

For services in fiscal years ended December 31, 2022, and December 31, 2021, we paid S.R. Snodgrass, P.C. as follows –

		2022		2021
Audit Fees (1)	$	257,104	$	161,912
Audit-Related Fees (2)	$	10,000	$	8,800
Tax Fees (3)	$	18,050	$	13,550
All Other Fees (4)	$	6,275	$	0

	$	291,429	$	184,262

(1)     Audit Fees pertain to professional services rendered in connection with the audit of Middlefield’s annual consolidated financial statements, reviews of the consolidated financial statements included in Middlefield’s Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K, and fees associated with the issuance of consents in connection with the Registration Statement on Form S-4, as amended by a Registration Statement on Form S-4/A, filed by Middlefield to register the common shares issued in connection with the merger with Liberty Bancshares, Inc.

(2)     Audit-related fees consist of assistance with the audit of Middlefield’s 401(k) plan.

(3)     Tax service fees include fees for calculation of quarterly estimated taxes and for preparation of corporate income tax and franchise tax returns.

(4)     Other services include consulting related to merger integration.

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Auditor Independence. The Audit Committee believes that the non-audit services provided by S.R. Snodgrass, P.C. are compatible with maintaining the auditor’s independence. To the best of Middlefield’s knowledge, none of the time devoted by S.R. Snodgrass, P.C. on its engagement to audit Middlefield’s financial statements for the year ended December 31, 2022 is attributable to work performed by persons other than full-time, permanent employees of S.R. Snodgrass, P.C.

The Board of Directors recommends a vote “FOR” ratification of the appointment of S.R. Snodgrass, P.C. as Middlefield’s independent auditor for the fiscal year ending December 31, 2023.

PROPOSAL 7 – APPROVAL OF THE ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES

If there are insufficient votes at the time of the Annual Meeting to adopt Proposal 3 to amend Middlefield’s Articles to increase the authorized shares of Common Stock from 10,000,000 to 25,000,000, the board of directors may in its discretion seek to adjourn the Annual Meeting to solicit additional proxies. In that event, you will be asked to vote only upon this Proposal 7 and not on any other proposals. In this Proposal 7, Middlefield is asking its shareholders to authorize the holder of any proxy solicited by the board of directors to vote in favor of adjourning the Annual Meeting under the circumstances described above. If this Proposal 7 is approved, the board of directors may in its discretion, if necessary or appropriate, adjourn the Annual Meeting, and any adjourned session of the Annual Meeting, to provide additional time to solicit additional proxies in favor of Proposal 3, as necessary, including the solicitation of proxies from shareholders that have previously voted against such proposal. Among other things, approval of this adjournment proposal could mean that, even if proxies representing a sufficient number of votes against Proposal 3 have been received, Middlefield could adjourn the Annual Meeting without a vote on the proposals and seek to convince the holders of such shares to change their votes in favor of Proposal 3.

Pursuant to the provisions of the Regulations, no notice of an adjourned meeting need be given to shareholders if the date, time and place of the adjourned meeting are fixed and announced at the Annual Meeting. At the adjourned meeting, Middlefield may transact any business which might have been transacted at the original meeting.

The proposal to adjourn the Annual Meeting requires the affirmative vote of a majority of the shares present in person or by proxy represented at the Annual Meeting. Abstentions will have the same effect as a vote against Proposal 7. Unless instructions to the contrary are specified in a proxy properly voted and returned as specified in the proxy statement, the proxies will be voted FOR this proposal.

The Board of Directors recommends voting “FOR” approval of the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the Annual Meeting to adopt Proposal 3.

EXECUTIVE OFFICERS

There are no family relationships among any of Middlefield’s directors or executive officers. Executive officers who do not also serve as directors are –

Name	Age	Principal Occupation in the Last 5 Years
Michael L. Allen	61	Mr. Allen joined The Middlefield Banking Company in November, 2018 and serves as its Executive Vice President – Chief Banking Officer. Prior to joining The Middlefield Banking Company, Mr. Allen served since 2014 as President of the Mid-Ohio Valley Division for Premier Bank, a subsidiary of Premier Financial Bancorp, Huntington, West Virginia. Premier Financial Bancorp, Inc. was a $2 billion multi-bank holding company operating in Kentucky, Maryland, Ohio, Virginia, Washington, D.C., and West Virginia. Mr. Allen served as a Financial Consultant with AXA Advisors, LLC from 2002 through 2014 and was Chief Administrative Officer from 1987 through 2001 and a member of the Board of Directors from 1993 through 2001 of Traders Bank, Spencer, West Virginia. He also served as Treasurer and a director of Traders Bank’s holding company, Traders Bankshares, Inc., from 1990 through 2001. Mr. Allen is a CPA, a graduate of Glenville State College, Glenville, West Virginia, with a B.A. degree in Business Administration, and a graduate of the Consumer Bankers Association Graduate School of Retail Bank Management.

Courtney M. Erminio	41	Serving as Executive Vice President – Chief Risk Officer, Ms. Erminio joined The Middlefield Banking Company in June 2010. Prior thereto, she was on the internal audit staff of Crowe Horwath LLP. Ms. Erminio is a graduate of the University of Akron, holding a B.S. degree in Business Administration/Finance. Ms. Erminio is a Certified Internal Auditor (CIA) and a Certified Financial Services Auditor (CFSA).

Michael C. Ranttila	49	Mr. Ranttila joined The Middlefield Banking Company in October 2017 as Senior Vice President of Finance. Mr. Ranttila was appointed as CFO of The Middlefield Banking Company on November 19, 2019. Since May 12, 2022, Mr. Ranttila has been Vice President of Finance for Middlefield. Mr. Ranttila will become Middlefield’s Chief Financial Officer, Treasurer and Senior Vice President on May 1, 2023. Prior to joining The Middlefield Banking Company in 2017, Mr. Ranttila served as Financial Reporting Manager for Florida Community Bank from January 2017 through October 2017 with responsibility for SEC and bank regulatory reporting of this $10 billion bank subsidiary of an SEC-registered bank holding company. Mr. Ranttila served as Controller for The Middlefield Banking Company from March 2011 through August 2016. Prior to joining The Middlefield Banking Company in 2011, Mr. Ranttila served as an auditor for Crowe LLP, from 2007 through 2011. Mr. Ranttila has a Bachelor’s degree in Accounting from Youngstown State University and an M.B.A. from The Ohio State University. Mr. Ranttila is a CPA.

Donald L. Stacy	69	Mr. Stacy joined The Middlefield Banking Company in August 1999. Mr. Stacy serves as Middlefield’s Senior Vice President, Chief Financial Officer and Treasurer. Mr. Stacy is Senior Executive Vice President and Treasurer of The Middlefield Banking Company. Mr. Stacy served as Chief Financial Officer of The Middlefield Banking Company until November 19, 2019. Mr. Stacy will retire from Middlefield and The Middlefield Banking Company on April 30, 2023.

Alfred F. Thompson, Jr.	63	Since February 14, 2022, Mr. Thompson is The Middlefield Banking Company’s Executive Vice President–Chief Credit Officer. Mr. Thompson has been with The Middlefield Banking Company since March 1996. He was promoted from loan officer to Assistant Vice President in 1997 and promoted again to Vice President/Loan Administration in 1998. Mr. Thompson was Senior Vice President – Credit Administration from July 2019 until February 14, 2022. Before joining The Middlefield Banking Company, Mr. Thompson served as Loan Officer in the Small Business Group of National City Bank, Northeast.

SHAREHOLDER PROPOSALS

Shareholders desiring to submit proposals for inclusion in Middlefield’s proxy materials for the 2024 annual meeting in accordance with Rule 14a-8 under the Exchange Act must submit the proposals to Middlefield at its executive offices no later than December 6, 2023. We will not include in our proxy statement or form of proxy for the 2024 annual meeting a shareholder proposal that is received after that date or that otherwise fails to meet requirements for shareholder proposals established by SEC regulations.

If a shareholder intends to present a proposal at the 2024 annual meeting without seeking to include the proposal in Middlefield’s proxy materials for that meeting, the shareholder must give advance notice to Middlefield. According to Article I, section 8, of Middlefield’s Regulations, the shareholder must give notice at least 60 days but no more than 120 days before the date in 2024 corresponding to the mailing date of this proxy statement for the 2023 Annual Meeting. This proxy statement is being mailed to shareholders on or about April 4, 2023. Accordingly, a shareholder who desires to present a proposal at the 2024 annual meeting without seeking to include the proposal in Middlefield’s proxy materials for that meeting should provide notice of the proposal to Middlefield no earlier than December 6, 2023 and no later than February 4, 2024. If the shareholder fails to do so, Middlefield’s management will be entitled to use its discretionary voting authority on that proposal, without any discussion of the matter in Middlefield’s proxy materials. Shareholders who desire to submit a proposal for the 2024 annual meeting without seeking to include the proposal in Middlefield’s proxy materials for that meeting should refer to Article I, section 8, of Middlefield’s Regulations for information concerning the procedures for submitting proposals, including information required to be provided by shareholders submitting proposals.

Shareholders who intend to solicit proxies for Middlefield’s 2024 annual meeting in support of director nominees other than Middlefield’s nominees must provide notice to Middlefield that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be delivered to us at our principal executive offices no later than 60 days prior to the one-year anniversary date of the 2023 annual meeting (for the 2024 annual meeting, no later than March 11, 2024). Such notice should be addressed to Ms. Julie E. Shaw, Secretary, at Middlefield Banc Corp., 15985 East High Street, P.O. Box 35, Middlefield, Ohio 44062. If the date of the 2024 annual meeting is changed by more than 30 days from such one-year anniversary date, then the shareholder must provide notice by the later of 60 days prior to the one-year anniversary date of the 2023 Annual Meeting and the 10th day following the date on which public announcement of the date of the 2024 annual meeting is first made.

OTHER MATTERS

The persons named in the proxy will vote all properly submitted proxies. If a shareholder specifies a choice for a proposal to be acted upon, the proxy will be voted in accordance with his or her specifications. If no choice is specified, the proxy will be voted FOR election of the director nominees identified in this proxy statement, FOR adoption and approval of an amendment to Middlefield’s Articles to increase the authorized number of shares of Common Stock from 10,000,000 to 25,000,000, FOR adoption and approval of an amendment to Middlefield’s Articles to authorize 1,000,000 shares of Preferred Stock, FOR the say-on-pay proposal, FOR ratification of the appointment of S.R. Snodgrass, P.C. as auditor for the fiscal year ending December 31, 2023, and FOR the approval of the adjournment of the Annual Meeting, if necessary, to allow solicitation of additional proxies, in the event there are not sufficient votes at the time of the Annual Meeting to adopt Proposal 3 to amend the Articles.

The proxy is solicited by Middlefield, conferring discretionary authority to vote on any matters properly presented at the Annual Meeting or any adjournments thereof. We are not aware of any business to be presented at the Annual Meeting other than the business described in this proxy statement. If any matter not set forth in the Notice of Annual Meeting of Shareholders is properly presented at the 2023 Annual Meeting, the persons named as proxies will vote thereon in accordance with their best judgment.

We mailed our 2022 Annual Report to persons who, as of the March 16, 2023 record date, were shareholders on that date. Additional copies may be obtained without charge by written request. We file periodic reports and other information with the SEC under the Exchange Act. The SEC maintains an internet web site containing reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

The SEC has implemented rules regarding the delivery of proxy materials to households. This method of delivery, often referred to as “householding,” would permit Middlefield to send: (a) a single annual report and/or a single proxy statement or (b) a single notice of internet availability of proxy materials, as applicable, to any household at which two or more different registered shareholders reside if Middlefield reasonably believes such shareholders are members of the same family or otherwise share the same address or that one shareholder has multiple accounts. In each case, the registered shareholder(s) would be required to consent to the householding process in accordance with applicable SEC rules, and would be able at any time to request that Middlefield promptly deliver to such shareholder(s) a separate copy of the proxy materials subject to householding. The householding procedure is intended to reduce the volume of duplicate information shareholders receive and would reduce Middlefield’s expenses. Middlefield does not currently practice householding, but may institute householding in the future and will notify registered shareholders affected by householding at that time.

If you are the beneficial owner, but not the record holder, of Middlefield shares, your broker, bank or other nominee may only deliver one set of proxy materials and, as applicable, any other proxy materials that are delivered until such time as you or other shareholders sharing an address notify your nominee that you want to receive separate copies.

We will furnish a copy of our Form 10-K Annual Report for the year ended December 31, 2022 without charge to shareholders upon written request to: Mr. Donald L. Stacy, Chief Financial Officer, Middlefield Banc Corp., 15985 East High Street, P.O. Box 35, Middlefield, Ohio 44062.

Your vote matters – here’s how to vote!

You may vote online or by phone instead of mailing this card.

Online Go to www.investorvote.com/MBCN or scan the QR code – login details are located in the shaded bar below.

Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals

The Board of Directors recommends a vote FOR Proposals 1 and 2	+

1. & 2. Election of Directors:

01 - Kenneth E. Jones for a term of three years	02 - James J. McCaskey for a term of three years	03 - Michael C. Voinovich for a term of three years

04 - Mark R. Watkins for a term of three years	05 - Jennifer L. Moeller for a term of one year

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees

		01	02	03	04	05
☐	For All EXCEPT -To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	☐	☐	☐	☐	☐

The Board of Directors recommends a vote FOR Proposal 3				The Board of Directors recommends a vote FOR Proposal 6

	For	Against	Abstain		For	Against	Abstain
3. To adopt a proposal to amend the Second Amended and Restated Articles of Incorporation (the “Articles”) to increase the number of authorized common shares from 10,000,000 to 25,000,000	☐	☐	☐	6. To ratify the appointment of S.R. Snodgrass, P.C. as independent auditor for the fiscal year ending December 31, 2023	☐	☐	☐

The Board of Directors recommends a vote FOR Proposal 4				The Board of Directors recommends a vote FOR Proposal 7

	For	Against	Abstain		For	Against	Abstain
4. To approve an amendment to the Articles to provide for 1,000,000 authorized shares of preferred stock	☐	☐	☐

7. To approve the adjournment of the annual meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the annual meeting to adopt the Articles amendment to increase authorized common shares (Proposal 3)

					☐	☐	☐

The Board of Directors recommends a vote FOR Proposal 5

	For	Against	Abstain
5. To approve, on a non-binding advisory basis, the compensation of named executive officers, as disclosed in the proxy statement	☐	☐	☐

⬛	+

03R5KB

The 2023 Annual Meeting of Shareholders of Middlefield Banc Corp. will be held on

Wednesday, May 10, 2023 at 1:00 pm EDT, virtually via the internet at meetnow.global/MNQMY4G.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.

The material is available at: www.edocumentview.com/MBCN

 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Middlefield Banc Corp.

+

Notice of 2023 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting – May 10, 2023

Courtney M. Erminio and Michael C. Ranttila, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Middlefield Banc Corp. to be held on May 10, 2023 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 3, 4, 5, 6 and 7.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as your name(s) appears on this proxy. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. The undersigned acknowledges receipt from Middlefield Banc Corp., before execution of this proxy, of the Notice of Annual Meeting, Proxy Statement, and 2022 Annual Report.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.

/ /

⬛	+

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

2023 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals

The Board of Directors recommends a vote FOR Proposals 1 and 2

+

1. & 2. Election of Directors:

01 - Kenneth E. Jones for a term of three years	02 - James J. McCaskey for a term of three years	03 - Michael C. Voinovich for a term of three years

04 - Mark R. Watkins for a term of three years	05 - Jennifer L. Moeller for a term of one year

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees

		01	02	03	04	05
☐	For All EXCEPT -To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	☐	☐	☐	☐	☐

The Board of Directors recommends a vote FOR Proposal 3				The Board of Directors recommends a vote FOR Proposal 6

	For	Against	Abstain		For	Against	Abstain
3. To adopt a proposal to amend the Second Amended and Restated Articles of Incorporation (the “Articles”) to increase the number of authorized common shares from 10,000,000 to 25,000,000	☐	☐	☐	6. To ratify the appointment of S.R. Snodgrass, P.C. as independent auditor for the fiscal year ending December 31, 2023	☐	☐	☐

The Board of Directors recommends a vote FOR Proposal 4				The Board of Directors recommends a vote FOR Proposal 7

	For	Against	Abstain		For	Against	Abstain
4. To approve an amendment to the Articles to provide for 1,000,000 authorized shares of preferred stock	☐	☐	☐

7. To approve the adjournment of the annual meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the annual meeting to adopt the Articles amendment to increase authorized common shares (Proposal 3)

					☐	☐	☐

The Board of Directors recommends a vote FOR Proposal 5

	For	Against	Abstain
5. To approve, on a non-binding advisory basis, the compensation of named executive officers, as disclosed in the proxy statement	☐	☐	☐

⬛	1 U P X	5 6 7 4 7 2	+

03R5LB

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Middlefield Banc Corp.	+

Notice of 2023 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting – May 10, 2023

Courtney M. Erminio and Michael C. Ranttila, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Middlefield Banc Corp. to be held on May 10, 2023 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 3, 4, 5, 6 and 7.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as your name(s) appears on this proxy. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. The undersigned acknowledges receipt from Middlefield Banc Corp., before execution of this proxy, of the Notice of Annual Meeting, Proxy Statement, and 2022 Annual Report.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.

/ /

⬛	+